SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )
Filed by the Registrant                                 [ X ]
Filed by a Party other than the Registrant              [   ]
Check the appropriate box:
[ X ] Preliminary Proxy Statement
[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[   ] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                    SWIFT ENERGY INCOME PARTNERS 1990-C, LTD.
                (Name of Registrant as Specified In Its Charter)
                              Swift Energy Company
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[   ] $125 per Exchange Act Rules  0-11(c)(1)(ii),  14a-6(i)(1),  14a-6(i)(2) or
[   ] Item  22(a)(2) of  Schedule  14A.  $500 per each party to the  controversy pursuant to Exchange Act Rule 14a-6(i)(4).
[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
         1)      Title of each class of securities to which transaction applies:
                    Limited Partnership Units
         2)      Aggregate number of securities to which transaction applies:
                    56,952
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                    $15.29-$20.91. Estimate based on estimated value of the underlying assets.
         4)      Proposed maximum aggregate value of transaction:
                    $1,080,046
         5)      Total fee paid:
                    $216.01
[   ] Fee paid previously with preliminary materials.
[   ] Check box if any part of the fee is offset as  provided  by  Exchange  Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      1) Amount Previously Paid:

      2) Form, Schedule or Registration Statement No.:

      3) Filing Party:

      4) Date Filed:


CORPHOU:9546.2  14323-00070

                                                                  June ___, 1997


Dear Limited Partner:

      Enclosed is a proxy statement and related information pertaining to a proposal to sell all of the Partnership's properties and dissolve and liquidate the Partnership. In order for the sale and liquidation to take place, Limited Partners holding a majority of the outstanding Units must approve this proposal. The Managing General Partner recommends that you vote in favor of such sale and liquidation for a number of reasons.

      Swift Energy Income Partners 1990-C, Ltd. has been in existence for over six years, and most of its properties were purchased by 1991. All economically feasible enhancement opportunities have already been implemented on the Partnership's properties. Consequently, the Partnership's proved reserves that can be produced without requiring further expenditures is quite low. Thus, even if oil and gas prices were unusually high, there would be no impact upon the Partnership's ultimate economic performance. To continue operation of the Partnership means that Partnership administrative expenses (such as costs of audits, reserve reports, and Securities and Exchange Commission filings), as well as the cost of operating the Partnership's properties, will continue while revenues decrease, which may decrease the ultimate funds available for Limited Partners. Liquidation of the Partnership's remaining assets at this time is likely to result in a greater percentage of sales proceeds being paid to Limited Partners, rather than being used to fund future general and administrative and operating expenses, and will accelerate the receipt by the partners of the remaining cash value of the Partnership.

      If Limited Partners holding a majority of the Units approve this proposal, the Managing General Partner will attempt to complete the sale of all Partnership properties by the end of 1997.

      Included in this package are the most recent financial and other information prepared regarding the Partnership. If you need any further material or have questions regarding this proposal, please feel free to contact the Managing General Partner at (800) 777-2750.

      We urge you to complete your Proxy and return it immediately, as your vote is important in reaching a quorum necessary to have an effective vote on this proposal. Enclosed is a green Proxy, along with a postage-paid envelope addressed to the Managing General Partner for your use in voting and returning your Proxy.
Thank you very much.


                                            SWIFT ENERGY COMPANY,
                                            Managing General Partner

                                            By:
                                                     A. Earl Swift
                                                     Chairman


CORPHOU:9546.2  14323-00070

                    SWIFT ENERGY INCOME PARTNERS 1990-C, LTD.
                        16825 NORTHCHASE DRIVE, SUITE 400
                              HOUSTON, TEXAS 77060
                                 (281) 874-2700

                  NOTICE OF SPECIAL MEETING OF LIMITED PARTNERS
                           TO BE HELD AUGUST ___, 1997


      Notice is hereby given that a special meeting of limited partners of Swift Energy Income Partners 1990-C, Ltd. (the "Partnership") will be held at 16825 Northchase Drive, Houston, Texas, on July ___, 1997 at 4:00 p.m. Central Time to consider and vote upon:

      The adoption of a proposal for (a) sale of substantially all of the assets of the Partnership and (b) the dissolution, winding up and termination of the Partnership (the "Termination"). All asset sales and the Termination comprise a single proposal (the "Proposal"), and a vote in favor of the Proposal will constitute a vote in favor of each of these matters.

      A record of limited partners of the Partnership has been taken as of the close of business on June ___, 1997, and only limited partners of record on that date will be entitled to notice of and to vote at the meeting, or any adjournment thereof.

      IF YOU DO NOT EXPECT TO BE PRESENT IN PERSON AT THE MEETING OR PREFER TO VOTE BY PROXY IN ADVANCE, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE WHICH HAS BEEN PROVIDED FOR YOUR CONVENIENCE. THE PROMPT RETURN OF THE PROXY CARD WILL ENSURE A QUORUM AND SAVE THE PARTNERSHIP THE EXPENSE OF FURTHER SOLICITATION.

                                              SWIFT ENERGY COMPANY,
                                              Managing General Partner



                                              JOHN R. ALDEN
                                              Secretary
June ___, 1997


CORPHOU:9546.2  14323-00070

                                                 TABLE OF CONTENTS

SUMMARY  ......................................................................1

GENERAL INFORMATION............................................................3
         Documents Included....................................................3
         Vote Required.........................................................3
         Proxies; Revocation...................................................3
         Dissenters' Rights....................................................3
         Solicitation..........................................................4

RISK FACTORS...................................................................4

THE PROPOSAL...................................................................5
         General  .............................................................5
         Partnership Financial Performance and Condition.......................5
         Estimates of Liquidating Distribution Amount..........................8
         Comparison of Sale Versus Continuing Operations......................10
         Reasons for the Proposal.............................................11
         Simultaneous Proposal to Pension Partnerships........................12
         Steps to Implement the Proposal......................................13
         Impact on the Managing General Partner...............................14
         Recommendation of the Managing General Partner.......................15

FEDERAL INCOME TAX CONSEQUENCES...............................................15
         General  ............................................................15
         Taxable Gain or Loss Upon Sale of Properties.........................15
         Liquidation of the Partnership.......................................16
         Capital Gain Tax.....................................................16
         Passive Loss Limitations.............................................17

BUSINESS OF THE PARTNERSHIP...................................................18
         Reserves ............................................................18
         The Managing General Partner.........................................19
         Transactions Between the Managing General Partner and
          the PartnershIp.....................................................19
         No Trading Market....................................................19
         Principal Holders of Limited Partner Units...........................20
         Approvals............................................................20
         Legal Proceedings....................................................20

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE AND
         ATTACHMENT OF SUCH INFORMATION HERETO................................20

OTHER BUSINESS................................................................20



CORPHOU:9546.2  14323-00070
                                        i

                    SWIFT ENERGY INCOME PARTNERS 1990-C, LTD.
                        16825 NORTHCHASE DRIVE, SUITE 400
                            HOUSTON, TEXAS 77060-9468
                                 (281) 874-2700

                    ----------------------------------------

                                 PROXY STATEMENT
                    ----------------------------------------

                                     SUMMARY

      This Proxy Statement is being provided by Swift Energy Company, a Texas corporation (the "Managing General Partner") in its capacity as the Managing General Partner of Swift Energy Income Partners 1990-C, Ltd. a Texas limited partnership (the "Partnership"), to holders of units of limited partnership interests representing an initial investment of $100 per Unit in the Partnership (the "Units"). This Proxy Statement and the enclosed proxy are provided for use at a special meeting of limited partners (the "Limited Partners"), and any adjournment of such meeting (the "Meeting") to be held at 16825 Northchase
Drive, Houston, Texas, at 4:00 p.m. Central Time on August ___, 1997. The Meeting is called for the purpose of considering and voting upon a proposal to
(a) sell substantially all of the assets of the Partnership and (b) dissolve, wind up and terminate the Partnership (the "Proposal"), in accordance with the terms and provisions of Article XVI of the Partnership's Limited Partnership Agreement dated September 30, 1990 (the "Partnership Agreement"), and the Texas Revised Limited Partnership Act (the "Texas Act"). This Proxy Statement and the enclosed proxy are first being mailed to Limited Partners on or about June ___, 1997.

      Under Article XVI.C of the Partnership Agreement, the affirmative vote of Limited Partners holding at least 51% of the Units then held by Limited Partners as of the Record Date (as defined) is required for approval of the Proposal. Each Limited Partner appearing on the Partnership's records as of June ___, 1997 (the "Record Date"), is entitled to notice of the Meeting and is entitled to one vote for each Unit held by such Limited Partner. Under Article XX.H of the Partnership Agreement, the Managing General Partner may not vote its Units for matters such as the Proposal. The Managing General Partner currently owns approximately 6.26% of all outstanding Units. Therefore, the affirmative vote of holders of 51% of the remaining Units is required to approve the proposed sale.

      The Partnership's assets consist of working interests in producing oil and gas properties (the "Property Interests"). The Property Interests are burdened by a single net profits interest in the producing oil and gas properties granted to an affiliated companion partnership (the "Pension Partnership"). Upon approval of the Proposal by the Limited Partners, the Managing General Partner intends to sell substantially all of the Partnership's Property Interests, together with the Pension Partnership's net profits interest in the same properties, in a sale or series of sales, use the proceeds to pay or provide for the payment of liabilities, and then wind up the affairs of the Partnership. The Partnership's Property Interests cover 358 wells. The total PV10 value of the Partnership's remaining reserves as of December 31, 1996 was $1,187,752. The most significant property owned by the Partnership is the Velrex Field in Schleicher County, Texas, which accounts for approximately 33% of the value of the Partnership's remaining reserves. During 1996, approximately 86% of the Partnership's revenue was attributable to natural gas production. For more information, see the attached Annual Report on Form 10-K for the year ended December 31, 1996 and the Form 10-Q for the first quarter of 1997.


CORPHOU:9546.2  14323-00070
                                                         1

      It is highly likely that the Property Interests will be sold in a series of sales rather than in a single transaction. The Managing General Partner anticipates that most of the Partnership's Property Interests will be sold in auctions (together with the net profits interest owned by the Pension Partnership) conducted by the Oil & Gas Asset Clearinghouse (the "O&G Clearinghouse"), or a similar company engaged in auctions of oil and gas properties, although some of the Partnership's Property Interests may be sold in negotiated transactions. The Managing General Partner will not begin the sales process until the Proposal has been approved by the Limited Partners. The Managing General Partner is asking for approval of the Proposal prior to offering the Partnership's Property Interests for sale to avoid delay in selling the Property Interests. Furthermore, as the Managing General Partner must sell the Partnership's Property Interests in its oil and gas properties together with the net profits interests in those same properties owned by the Pension
Partnerships and several other Partnerships which it manages, solicitation of approval of each purchase offer from all of the partnerships would be impractical.

       It is possible, though unlikely, that less than all of the Partnership's Property Interests will be sold. See "The Proposal--Steps to Implement the Proposal--Negotiated Sale." The Managing General Partner anticipates that the majority of sales will be made by the end of 1997. The sale of Partnership
Property  Interests  that  account  for at least 66% of the  total  value of the
Partnership Property Interests will cause the Partnership to dissolve automatically under the terms of the Partnership Agreement and the Texas Act.

      Currently there are no buyers for the Property Interests and the price at which they will be sold has not yet been determined. The Managing General Partner cannot accurately predict the prices at which the Property Interests ultimately will be sold. See "The Proposal--Estimates of Liquidating Distribution Amount." In addition to the foregoing, there are some risks involved in the Proposal. See "Risk Factors."

      If the Proposal is not approved by Limited Partners holding 51% or more of the Units held by Limited Partners, the Partnership will continue to exist. In that event, however, due to the expected decline in revenues, the Managing General Partner estimates that a portion of the Partnership's Property Interests will need to be sold in order to cover future direct costs, operating costs and administrative costs.

      The Managing General Partner receives operating fees for wells in which the Partnership has a working interest and for which the Managing General Partner or its affiliates serve as operator. It is anticipated that, due to the sale of interests in wells by the Partnership, the Managing General Partner will no longer serve as operator for a number of the wells in which the Partnership has a working interest. To the extent that the operator changes because of a change in ownership of the properties, the Managing General Partner will lose the revenues it currently earns as operator. The Managing General Partner believes, however, that it will be positively affected, on the other hand, by liquidation of the Partnership, on the basis of its ownership interest in the Partnership. See "The Proposal--Estimates of Liquidating Distribution Amount," and "The Proposal-- Impact on the Managing General Partner."

       LIMITED PARTNERS ARE URGED TO COMPLETE, SIGN AND DATE THE ENCLOSED
      PROXY CARD AND TO RETURN IT TO THE MANAGING GENERAL PARTNER NO LATER
                          THAN _________________, 1997.


CORPHOU:9546.2  14323-00070
                                                         2

                               GENERAL INFORMATION

DOCUMENTS INCLUDED

      The Partnership's Annual Report on Form 10-K for the year ended December 31, 1996 and its quarterly report on Form 10-Q for the first quarter of 1997 are included with this Proxy Statement and incorporated herein by reference. See "Incorporation of Certain Information By Reference and Attachment of Such Information Hereto." Additionally, a reserve report dated May 20, 1997, prepared as of December 31, 1996, and audited by H. J. Gruy & Associates, is attached hereto.

VOTE REQUIRED

      According to the terms of the Partnership Agreement, approval of the Proposal requires the affirmative vote by the holders of at least 51% of the Units held by Limited Partners. Therefore, an abstention by a Limited Partner will have the same effect as a vote against the Proposal. This solicitation is being made for votes in favor of the Proposal (which will result in liquidation and dissolution). As of the Record Date, 53,405 Units were outstanding and were held of record by 502 Limited Partners (excluding the Managing General Partner's Units). Each Limited Partner is entitled to one vote for each Unit held in his name on the Record Date. Accordingly, the affirmative vote of holders of at least 27,236.55 Units is required to approve the Proposal. The Managing General Partner holds 3,547 Units, but, in accordance with Article XX.H of the Partnership Agreement, the Managing General Partner may not vote its Units. The Managing General Partner's non-vote, in contrast to abstention by Limited Partners, will not affect the outcome, because for purposes of adopting the Proposal its Units are excluded from the total number of voting Units.

      The Limited Partners should be aware that once they approve the Proposal pursuant to this Proxy Solicitation, they will have no opportunity to evaluate the actual terms of any specific purchase offers for the Partnership's Property Interests. See "The Proposal - General" herein. See "The Proposal -- Reasons for the Proposal" and "The Partnership -- Transactions Between the Managing General Partner and the Partnership."

PROXIES; REVOCATION

      If a proxy is properly signed and is not revoked by a Limited Partner, the Units it represents will be voted in accordance with the instructions of the Limited Partner. If no specific instructions are given, the Units will be voted FOR the Proposal. A Limited Partner may revoke his proxy at any time before it is voted at the Meeting. Any Limited Partner who attends the Meeting and wishes to vote in person may revoke his proxy at that time. Otherwise, a Limited Partner must advise the Managing General Partner of revocation of his proxy in writing, which revocation must be received by the Managing General Partner at 16825 Northchase Drive, Suite 400, Houston Texas 77060 prior to the time the vote is taken.

DISSENTERS' RIGHTS

      Limited Partners are not entitled to any dissenters' or appraisal rights in connection with the approval of the Proposal. Dissenting Limited Partners are protected under state law by virtue of the fiduciary duty of general partners to act with prudence in the business affairs of the Partnership.



CORPHOU:9546.2  14323-00070
                                                         3

PAYMENT OF LIQUIDATING DISTRIBUTIONS

      Following the approval of the Proposal at the Meeting, Limited Partners will receive a final liquidating distribution in cash from the Partnership as soon as practicable after the affairs of the Partnership have been wound up. The Managing General Partner expects that such payment will be made by year-end 1997. It will not be necessary for Limited Partners to surrender any certificate or other documents representing their ownership of Units. Payment will be made to each Limited Partner identified on the Partnership's records as of the Record Date, or, upon appropriate written instruction from a Limited Partner, to his assignee.

SOLICITATION

      The solicitation is being made by the Partnership. The Partnership will bear the costs of the preparation of this Proxy Statement and of the solicitation of proxies and such costs will be allocated 90% to the Limited Partners and 10% to the General Partners with respect to their general partnership interests pursuant to Article VIII.A(v). As the Managing General Partner holds approximately 6.26% of the Units held by all Limited Partners, 6.26% of the costs borne by the Limited Partners will be borne by the Managing General Partner, in addition to its portion borne as a General Partner. Solicitations will be made primarily by mail. In addition to solicitations by mail, a number of regular employees of the Managing General Partner may, if necessary to ensure the presence of a quorum, solicit proxies in person or by telephone. The Managing General Partner also may retain a proxy solicitor to assist in contacting brokers or Limited Partners to encourage the return of proxies, although it does not anticipate doing so. The costs of this proxy solicitation, including legal and accounting fees and expenses, printing and mailing costs, and related costs are estimated to be approximately $30,000.

                                  RISK FACTORS

      Notwithstanding the following discussion, there are risks involved in the Proposal. While the Managing General Partner is not aware of any unknown liabilities at this time, should any unexpected liabilities come to light prior to making the final liquidating distribution, such liabilities could significantly reduce, or eliminate altogether, such final distribution. Anticipated sales prices for the properties may not be achieved. Should domestic gas prices strengthen after the sales of the assets, it is possible that more advantageous sales prices for the properties might have been realized at a later date. Furthermore, if the Partnership approves the proposal to sell its Property Interests but the Pension Partnership does not approve the sale of its Property Interests properties and actually sell its interests in the same properties, then the Partnership will be forced to sell its working interests burdened by the net profits interest owned by the Pension Partnership. Because this may affect the saleability of the Partnership's Property Interests, it may be necessary for the Managing General Partner to purchase the Partnership's interests in such properties. Therefore, the likelihood of sale of the Partnership's Property Interests will be significantly affected by the ability of the Partnership and its companion Pension Partnership to sell their ownership interests in the same properties together, which in turn is dependent upon approval of the proposal being made to the Partnership and the similar proposal being made simultaneously to the companion Pension Partnership. Failure to approve the proposal by either partnership could significantly adversely affect the sale of properties by the other partnership. See "The Proposal-- Simultaneous Proposal to Pension Partnership."



CORPHOU:9546.2  14323-00070
                                                         4

                                  THE PROPOSAL

GENERAL

      The Managing General Partner has proposed that the Partnership's properties be sold, the Partnership be dissolved and that the Managing General Partner, acting as liquidator, wind up its affairs and make final distributions to its partners. The Partnership's assets consist of working interests (the "Property Interests") in producing oil and gas properties, which are burdened by a single net profits interest owned by an affiliated partnership (the "Pension Partnership") also managed by the Managing General Partner and formed at approximately the same time as the Partnership was organized. The non-operating net profits interest was granted to Swift Energy Managed Pension Assets
Partnership 1990-C, Ltd. pursuant to a Net Profits and Overriding Royalty Interest Agreement ("NP/OR Agreement") dated September 30, 1990. The NP/OR Agreement gives the Pension Partnership a net profits interest in the group of producing properties in which the Partnership owns working interests, and entitles the Pension Partnership to receive a portion of the net profits from operation of the group of producing properties owned by the Partnership which are subject to the NP/OR Agreement. The net profits percentage to which the Pension Partnership is entitled is based upon a percentage of the gross proceeds (reduced by certain costs) from the sale of oil and gas production from these properties.

      The Managing General Partner intends to sell most of the Partnership's Property Interests through auction conducted by the O&G Clearinghouse or a similar company. The Managing General Partner expects to sell all properties not sold by auction pursuant to negotiated sales conducted by the Managing General Partner or a third party engaged to dispose of the Partnership's assets. The Partnership, if not terminated earlier, will terminate automatically, pursuant to the terms of the Partnership Agreement, on January 1, 2021.

      The Managing General Partner is an independent oil and gas company engaged in the exploration, development, acquisition and operation of oil and gas properties, both directly and through partnership and joint venture arrangements, and therefore holds various interests in numerous oil and gas properties. Furthermore, the Managing General Partner is the managing general partner of a number of oil and gas partnerships.

PARTNERSHIP FINANCIAL PERFORMANCE AND CONDITION

      The Partnership owns Property Interests in producing oil and gas properties within the continental United States. By the end of 1991 the Partnership had expended all of its original capital contributions for the purchase of oil and gas producing properties. During 1996 approximately 86% of the Partnership's revenue was attributable to natural gas production. The Partnership has, from time to time, performed workovers and recompletions of Partnership wells, using funds advanced by the Managing General Partner to perform these operations, a portion of which amounts has been subsequently repaid from production.

      The Limited Partners have made contributions of $5,695,200, in the aggregate to the Partnership. The Managing General Partner has made capital contributions with respect to its general partnership interest of $48,087. Additionally, pursuant to the presentment right set forth in Article XVIII of the Partnership Agreement, it purchased 3,547 Units from Limited Partners.

      From inception through January 31, 1997, the Partnership has made cash distributions to its Limited Partners totaling $2,534,900. Through January 31, 1997, the Managing General Partner has received cash distributions from the Partnership of $286,628 with respect to its general partnership interest, and distributions


CORPHOU:9546.2  14323-00070
                                                         5
related to its limited partnership interests of $11,051. On a per Unit basis, Limited Partners had received, as of January 31, 1997, $44.51 per $100 Unit, or approximately 44.51% of their initial capital contributions.

      The Partnership acquired its Property Interests at a time when oil and gas prices and industry projections of future prices were much higher than actually occurred in subsequent years. As detailed in the Designated Properties Supplement dated September 12, 1990 regarding Property Interests to be acquired by the Partnership, when the Managing General Partner projected future oil and gas prices to evaluate the economic viability of an acquisition, it compared its forecasts with those made by banks, oil and gas industry sources, the U.S. government, and other companies acquiring producing properties. Acquisition decisions for the Partnership were based upon a range of increasing prices that were within the mainstream of the forecasts made by these outside parties. At the time that the Partnership's Property Interests covering producing properties were acquired, prices averaged about $22.87 per barrel of oil and $2.04 per Mcf of natural gas. Oil and gas prices were expected to escalate during subsequent years of the Partnership's operations. In general, in 1990 and early 1991, all of these sources forecasted increases in product prices that were based upon oil and gas prices at the time, which reflected the invasion of Kuwait by Iraq in the summer of 1990 and the commencement of hostilities in the Gulf War in 1991. The majority of the Partnership's Property Interests were acquired during the fourth quarter of 1990 and the first quarter of 1991 when current prices were predicted to escalate according to certain parameters from that level. Thus the majority of properties were bought upon an evaluated weighted average price of $2.04 per Mcf. The predicted price increases did not occur and prices fell precipitously from late 1991 to 1992. The bulk of the Partnership's reserves were produced from 1991-1995 during which time the Partnership's oil prices in fact averaged $16.41 per barrel and natural gas prices averaged approximately $1.75 per Mcf.

      The following graphs illustrate the above factors with respect to gas revenues only, due to the fact that a substantial majority of the Partnership's production to date being natural gas, the bulk of which was produced during the years when gas prices were the lowest.


CORPHOU:9546.2  14323-00070
                                                         6


                                   PRICE VECTORS
                             -------------------------
                                       GAS
                                     PER MCF
                             -------------------------
         YEAR                ACTUAL           EXPECTED                YEAR            MCFE
         ----                ------           --------                ----           ------
         1990                 2.22              2.04                  1990           253497
         1991                 1.84              2.24                  1991           806323
         1992                 1.97              2.68                  1992           704598
         1993                 2.06              3.19                  1993           527436
         1994                 1.97              3.38                  1994           463380
         1995                 1.67              3.58                  1995           357960
         1996                 2.17              3.79                  1996           305494


                               [GRAPHIC OMITTED]

   COMPARISON OF GAS PRICES EXPECTED IN 1990 TO GAS PRICES ACTUALLY RECEIVED

                               [GRAPHIC OMITTED]

                 AMOUNTS OF PRODUCTION TO DATE PRODUCED BY YEAR

         In addition to the effect of prices, Partnership performance has been impacted by subsequent enhancement activities which were undertaken by the third party operator of certain Partnership properties. The benefit of these enhancement activities, however, was reduced by the need to repay the costs incurred for these enhancements. The recoupment of costs took much longer than anticipated due to lower than expected prices subsequent to completion of these activities. Furthermore, capital limitations resulted in the Partnership's interests in these wells being relatively small and they thus did not have a major positive effect on the Partnership's overall performance.



CORPHOU:9546.2  14323-00070
                                                         7

         Lower prices also had an effect on the Partnership's interest in proved reserves. Estimates of proved reserves represent quantities of oil and gas which, upon analysis of engineering and geologic data, appear with reasonable certainty to be recoverable in the future from known oil and gas reservoirs under existing economic and operating conditions. When economic or operating conditions change, proved reserves can be revised either up or down. If prices had risen as predicted, the volumes of oil and gas reserves that are economically recoverable might have been higher than the year-end levels actually reported because higher prices typically extend the life of reserves as production rates from mature wells remain economical for a longer period of time. Production enhancement projects that are not economically feasible at low prices can also be implemented as prices rise. At present, because of the small remaining amount of reserves, further price increases would not have a significant impact on the Partnership's performance.

         As required by the Partnership Agreement, the Partnership expended all of the partners' net commitments available for property acquisitions many years ago to acquire Property Interests in producing oil and gas properties. The Partnership's net revenues available for distribution have been reduced by amounts used to pay operating and enhancement costs to the third party operator. The Managing General Partner advanced most of these costs because it felt that such expenditures would increase the value of the properties in which the Partnership has an interest. The Partnership's partnership agreement does not allow additional assessments to be made against any Limited Partners. No funds are available at the current time from Partnership revenues or other sources to enable the Partnership to make additional capital expenditures and no new capital expenditures are planned. The Managing General Partner anticipates that if sales of the Partnership's properties occur, there will be sufficient cash generated by the sales of the Partnership's properties to make a final liquidating distribution.

ESTIMATES OF LIQUIDATING DISTRIBUTION AMOUNT

         It is not possible to accurately predict the prices at which the Property Interests will be sold. The sales price of the Partnership's properties may vary. Certain Property Interests might sell for a higher price and others for a lower price than those estimated below. The projected range of sales prices below has been based upon estimated future net revenues for the Partnership's Property Interests, using estimates of 1997 average prices without any escalation. The future net revenues from production of such properties have then been discounted to present value at 10% per annum. These pricing assumptions vary from those mandated by the Securities and Exchange Commission ("SEC") for reserves disclosures under applicable SEC rules, which require use of prices at year-end, although the discount rate and lack of escalation are the same. If estimates of reserves and future net revenues had been prepared using December 31, 1996 prices, as mandated by the SEC, reserves, future net revenues and the present value thereof would be significantly higher. The Managing General Partner has determined not to use these higher prices because current estimates of 1997 average prices more accurately reflect prices purchasers of properties are willing to pay, rather than higher values which do not reflect the decrease in prices since year-end 1996. For example, the weighted average price of gas received by the Partnership for the first quarter of 1997 was $2.89 per Mcf, as compared to $4.72 per Mcf at December 31, 1996. For the lower end of such projected sales proceeds, the estimated sales proceeds have been further discounted to 70% of those shown for the higher end of the range.

         Set forth in the table below are estimated proceeds that the Partnership may realize from sales of the Partnership's properties, estimated expenses of the related dissolution and liquidation of the Partnership, and the estimated amount of net distributions available for Limited Partners as a result of such sales.



CORPHOU:9546.2  14323-00070
                                                         8

           RANGE OF LIMITED PARTNERS' SHARE OF ESTIMATED DISTRIBUTIONS
                       FROM PROPERTY SALES AND LIQUIDATION

                                                                                        PROJECTED RANGE
                                                                                    LOW                HIGH
                                                                              --------------------------------
Net Sales Proceeds(1)                                                         $     759,192         $1,107,046
Partnership Dissolution Expenses(2)                                                 (27,000)           (27,000)
                                                                              --------------        ----------
Net Distributions payable to Limited Partners                                 $     732,192         $1,080,046
                                                                              ==============        ==========

NET DISTRIBUTIONS PER $100 UNIT                                                      $12.86             $18.96
                                                                                    =======             ======




(1)      Net of selling expenses estimated to be 7% of sales proceeds.
(2) Includes Limited Partners' share of all costs associated with dissolution and liquidation of the Partnership.

         If, on the other hand, the Partnership were to retain its Property Interests and continue to produce those properties until depletion, the table below estimates the return to Limited Partners, discounted to present value, based upon the same pricing and discount assumptions used above. The estimates of the present value of future net distributions have been further reduced by continuing audit, tax return preparation and reserve engineering fees associated with continued operations of the Partnership, along with direct and general and administrative expenses estimated to occur during this time. Such estimates do not take into account any sale of a portion of the Partnership's Property Interests necessary in order to generate sufficient cash proceeds to pay general, administrative and operating expenses, which would reduce the revenues of the Partnership.

                      ESTIMATED SHARE OF LIMITED PARTNERS'
                   NET DISTRIBUTIONS FROM CONTINUED OPERATIONS

                                                                                           PROJECTED
                                                                                          CASH FLOWS
                                                                                          ----------
Future Net Revenues (over 20 years)(1)                                                     $1,902,168
Partnership Direct and Administrative Expenses(2)                                            (105,540)
                                                                                           ----------
Net Distributions to Limited Partners (payable over 20 years)(3)                           $1,796,628
                                                                                            =========

NET DISTRIBUTIONS PER $100 UNIT(4)                                                             $31.55
PRESENT VALUE OF NET DISTRIBUTIONS PER $100 UNIT(5)                                            $19.93




(1) Limited Partners' future net revenues are based on the reserve estimates at December 31, 1996 assuming unescalated prices based on predictions of 1997 average prices. To a limited extent, future net revenues may be influenced by a material change in the selling prices of oil or gas. For further discussion of this, see "--Reasons for the Proposal."


CORPHOU:9546.2  14323-00070
                                                         9

         The actual prices that will be received and the associated costs may be more or less than those projected. See "The Partnership--Partnership Financial Condition and Performance."
(2) Includes Limited Partners' share of general and administrative expenses, and audit, tax, and reserve engineering fees.
(3) Based upon the Partnership's reserves having a projected 20-year life, assuming flat pricing. To a limited extent, net distributions may be influenced by a material change in the selling prices of oil or gas. For further discussion of this, see "--Reasons for the Proposal." The actual prices that will be received and the associated costs may be more or less than those projected.
(4) Does not reflect effect of intermittent sales of Property Interests to pay administrative costs once the properties no longer generate sufficient revenues to cover such costs.
(5)      Discounted at 10% per annum.

         Among factors which can affect the ultimate sales price received for Partnership Property Interests are the following:

         (1) The above cases presume that 100% of the Partnership's Property Interests will be sold.
         (2) In certain instances, the Partnership, together with the Pension Partnerships which will be offering its net profits interest in the properties in which the Partnership owns Property Interests, will own a large enough interest in the properties to allow the purchaser to designate a new operator of the properties, which normally increases the amount that a purchaser is willing to pay.
         (3) Changes in the market for gas or oil may affect the pricing assumptions used by purchasers in evaluating property value and possible purchase prices.
         (4) Different evaluations of the amount of money required to be spent to enhance or maintain production may have a significant effect upon the ultimate purchase price.
         (5) In certain instances, the Managing General Partner may set minimum bidding prices for those properties offered at auction, which may not be met.
         (6) The Managing General Partner may choose to package certain less attractive properties together with other properties in order to enhance the likelihood of their sale. Such packaging could result in a significant discount by prospective purchasers of the value of the Partnership's more productive properties contained in such packages.

         The Partnership Agreement authorizes the Managing General Partner to sell the Partnership Property Interests at a price that the Managing General Partner deems reasonable. The proceeds of all sales, to the extent available for distribution, are to be distributed to the Limited Partners and the General Partners in accordance with Article XVI.E of the Partnership Agreement as follows. After use of available proceeds from property sales to reserves for contingent or unforeseen liabilities of the Partnership, the proceeds are to be used to repay the capital accounts of the Partners whose capital accounts have not yet been repaid. The amounts finally distributed will depend on the actual sales prices received for the Partnership assets, results of operations until such sales and other contingencies and circumstances.

COMPARISON OF SALE VERSUS CONTINUING OPERATIONS

         Based on the above tables, it is estimated that a Limited Partner could expect to receive from $12.86 to $18.96 per $100 Unit upon immediate sale of the Partnership Property Interests. In comparison, it is estimated that a Limited Partner could expect to receive approximately $_____ per $100 Unit, discounted to present value ($19.93 per $100 Unit in actual dollars on an undiscounted basis) over the life of its Property Interests, approximately 20 years, if the Partnership continued operations.



CORPHOU:9546.2  14323-00070
                                                        10

         Such estimates are based on December 31, 1996 reserve estimates assuming unescalated pricing throughout the remaining life of the properties in which the Partnership owns an interest. The actual prices that will be received and the associated costs may be more or less than those projected. See "--Estimate of Liquidating Distribution Amount."

REASONS FOR THE PROPOSAL

         The Managing General Partner believes that it is in the best interest of the Partnership and the Limited Partners for the Partnership to sell its properties at this time and to dissolve the Partnership and make a final liquidating cash distribution to its partners for the reasons discussed below.

         Small Amount of Remaining Assets in Relation to Expenses. As of December 31, 1996, approximately 72% of the Partnership's ultimate recoverable reserves had been produced, and the Limited Partners' share of the Partnership's interest in remaining reserves, before any reduction for costs, is estimated to be less than 1,376,000 Mcfe. The Partnership's share of oil and gas reserves are expected to continue to decline as remaining reserves are produced. Distributions to partners in recent years have declined and are not expected to increase appreciably. Declines in well production are based principally upon the maturity of the wells, not on market factors. Each producing well requires a certain amount of overhead costs, as operating and other costs are incurred regardless of the level of production. Likewise, general and administrative expenses such as compliance with the securities laws, producing reports to partners and filing partnership tax returns do not decline as revenues decline. As a result of the depletion of the Partnership's oil and gas reserves, the Managing General Partner believes the Partnership's asset base and future net revenues no longer justify the continuation of operations. Consequently, the Managing General Partner expects that the Partnership will have to start selling a portion of its Property Interests to pay the expenses of future operations and administration. By accelerating the liquidation of the Partnership, those future administrative costs can be avoided and the receipt of the remaining cash value of the interests of the Limited Partners in the Partnership can be accelerated.

         Effect of Gas Prices on Value. The Managing General Partner believes that the key factor affecting the Partnership's long-term performance has been the decrease in oil and gas prices that occurred subsequent to the purchase of the Partnership's properties. Based on 1996 year-end reserve calculations, the Partnership had only about 28% of its ultimate recoverable reserves, before any reduction for costs, remaining for future production. Because of this small amount of remaining reserves, even if oil and gas prices were to increase in the future, such increases would be unlikely to have a net positive impact on the total return on investment to the partners in view of the expenses of the Partnership as described above.

         Potential of the Properties. Recovery in amounts great enough to significantly impact the results of the Partnership's operations and the ultimate cash distributions can only occur with the investment of new capital. As provided in the Partnership Agreement, the Partnership expended all of the partners' net commitments for the acquisition of Property Interests many years ago, and it no longer has capital to invest in improvement of the properties through secondary or tertiary recovery. No additional development activities are contemplated by the Partnership on the properties in which the Partnership has an interest.

         Orderly Sale of Properties Through Approval of the Proposal. The oil and gas market is volatile, making the sale of the properties at optimal prices very time sensitive. Therefore, the Managing General Partner believes that the Partnership should liquidate and have the flexibility to sell its properties when such sales appear to be most advantageous to the Partnership. The approval of the Proposal as it is set forth will provide the Managing General Partner the flexibility to sell the remaining properties in an orderly fashion to maximize


CORPHOU:9546.2  14323-00070
                                                        11
the potential return to the Limited Partners. The approval of the Proposal would also allow the Managing General Partner to begin the winding up and dissolution of the Partnership following the final sale of Partnership property. The approval of the Proposal will act as the approval of all future asset sales without the approval by the Limited Partners of the specific terms of such future sales.

         Limited Partners' Tax Reporting. Limited Partners will continue to have a partnership income tax reporting obligation with respect to their Units as long as the Partnership continues to exist. There is no trading market for the Units, so Limited Partners generally are unable to dispose of their interests. See "The Partnership - No Trading Market." The approval of the Proposal would also allow the Managing General Partner to begin the winding up and dissolution of the Partnership. Following the approval of the Proposal and the dissolution and sale of the properties, the Limited Partners will recognize gain or loss or a combination of both under the federal income tax laws. Thereafter, Limited Partners will have no further tax reporting obligations with respect to the Partnership. The dissolution of the Partnership will also allow Limited Partners to take a capital loss deduction for syndication costs incurred in connection with formation of the Partnership.
 See "Federal Income Tax Consequences."

SIMULTANEOUS PROPOSAL TO PENSION PARTNERSHIPS

         Simultaneously with this proposal to the Partnership's Limited Partners to sell all of its Property Interests, a similar proposal is being made to the limited partners of the companion Pension Partnership which owns a net profits interest in the same properties in which the Partnership owns the working interest. If both Partnerships approve the proposal, then the working interest and non-operating interest will be sold simultaneously.

         If the Partnership approves the proposal but its companion Pension Partnership does not approve the proposal to sell its properties, then the Partnership will be forced to sell its working interests in its properties subject to the net profits interest owned by the Pension Partnership which burdens the Partnership's properties. This may affect the saleability of the Partnership's properties due to the burden on cash flow caused by the existence of the Pension Partnership's net profits interest. If this burden prevents an economic sale to a third party, then the Managing General Partner will again obtain a third party appraisal of the Partnership's properties and purchase those Property Interests itself.

         If the Partnership does not approve the proposal but its companion Pension Partnership approves the proposal to sell its properties, then the Managing General Partner will attempt to sell the non-operating interest owned by the Pension Partnership to a third party. If no economic sale can be made to a third party, which may occur due to the difficulty in selling a net profits interest in a property when operating and spending decisions are controlled by another entity, then the Managing General Partner will get a fair market appraisal of the value of the Pension Partnership's net profits interest and will purchase the Pension Partnership's non-operating interests itself for the highest price for which such interests are appraised.

         Therefore, the likelihood of sale of the Partnership's Property Interests will be significantly affected by the ability of the Partnership and its companion Pension Partnership to sell their ownership interests in the same properties at approximately the same time, which in turn is dependent upon approval of the proposal being made to the Partnership and the similar proposal being made simultaneously to the companion Pension Partnership. Failure to approve the proposal by either partnership could significantly adversely affect the sale of properties by the other partnership to the NP/OR Agreement.



CORPHOU:9546.2  14323-00070
                                                        12

STEPS TO IMPLEMENT THE PROPOSAL

         Following the approval of the Proposal, the Managing General Partner intends to take the following steps to implement it:

                    1. Make available to the appropriate persons (that is, the third party, if any, handling the negotiated sales and/or the auction house and prospective purchasers) the following types of data:

                  o                 Engineering and Geological Data
                                    -   Production curve
                                    -   Completion report
                                    -   Historical production data
                                    -   Engineering well files
                                    -   Geological maps (if available)
                                    -   Logs (if available)

                  o                 Land/Legal Data
                                    -   Net Profits Interest schedule for all
                                         properties
                                    -   Land files
                                    -   Payout data

                  o                 Accounting Data
                                    -   Lease operating statements by well
                                    -   Gas marketing data
                                    -   Oil marketing data
                                    -   Gas balancing data

                    2.   Pay  or  provide  for  payment  of  the   Partnership's
                         liabilities and obligations to creditors (See -- "Liquidation") using the Partnership's cash on hand and proceeds from the sale of Partnership properties;

                    3. Conduct a final accounting and distribute any remaining cash to the partners of the Partnership in accordance with the Partnership Agreement;

                    4. Cause final Partnership tax returns to be prepared and filed with the Internal Revenue Service and appropriate state taxing authorities;

                    5. Distribute to the Limited Partners final Form K-1 tax information; and

                    6. File a Certificate of Cancellation on behalf of the Partnership with the Secretary of State of the State of Texas.

         Auction. The Managing General Partner (or a third party seller) intends to engage the O&G Clearinghouse or another similar company to conduct live auctions for the sales working interests of the Partnership and the non-operating interests of the Pension Partnership. The O&G Clearinghouse (as well as other such auction companies) is in the business of conducting auctions for oil and gas properties. The O&G Clearinghouse establishes a data room, which they leave open for a period of time (generally three to four weeks), after which they hold a live auction. The O&G Clearinghouse requires advance registration for all


CORPHOU:9546.2  14323-00070
                                                        13
bidders. Bidders may participate by invitation only, after having qualified as knowledgeable and sophisticated parties routinely or actively engaged in the oil and gas business. The O&G Clearinghouse publishes a brochure regarding the properties. The O&G Clearinghouse is headquartered in Houston, Texas. In auctions conducted by the O&G Clearinghouse, properties are generally grouped into small packages with a single field often comprising a property.

         Estimated Selling Costs. The expenses associated with the auction process (auctioneer's fee plus advertising fee) is expected to be approximately 7% of the sales price received. This does not include internal costs of the Managing General Partner with respect to the sales, nor fees owed to third parties for services incident to the sale. For example, if the Managing General Partner engaged a third party to sell the properties, this would entail an additional fee (although in such a case the Managing General Partner's internal costs would be lower). This also does not include the costs of the proxy solicitation. See "General Information-- Solicitation."

         Negotiated Sale. Although the Managing General Partner intends to offer the Partnership's and the Pension Partnership's Property Interests at auction, it is possible that the Managing General Partner or a third party engaged for the purpose of selling the Partnership's assets may approach other oil and gas companies and negotiate a sale of certain Property Interests. The Managing General Partner (or such third party) may solicit bids on the oil and gas properties for which the Managing General Partner is the operator. If the Managing General Partner (or third party) solicits bids, it will provide all interested parties with information about the properties needed to bid on such properties. Such information would include raw data and historical information on all of the operated properties that any of the partnerships managed by the Managing General Partner intends to sell. See "--Steps to Implement the Proposal." The data will be organized by property. None of the Managing General Partner's other partnerships managed by the Managing General Partner or affiliates of the Managing General Partner will purchase any of the properties in this manner. In the event of a bid that is lower than a price the Managing
General Partner believes is reasonable, it may sell the property to a third party bidder for such lower bid price, use another method of sale such as an auction, or have the Partnership continue to hold such property for a while longer. If the property has no appreciable value, the Managing General Partner may dispose of such property by conveying it to the operator or by conveying the property to itself, for no consideration. In no event is the Managing General Partner obligated to purchase any of the Property Interests.

     Other. Any sale of the Partnership Property Interests and the subsequent liquidating distributions to the Limited Partners, if any, pursuant to the Proposal will be taxable transactions under federal and state income tax laws. See "Federal Income Tax Consequences."

IMPACT ON THE MANAGING GENERAL PARTNER

         The Managing General Partner will be economically impacted by liquidation in at least two ways. First, to the extent of its ownership of Units, liquidation will have the same effect on it as on the Limited Partners. See "--Estimate of Liquidating Distribution Amount," and "--Estimated Share of Limited Partners' Net Distributions from Continued Operations." Second, because of the dissolution and liquidation of the Partnership, together with liquidation of other partnerships, the Managing General Partner will no longer hold the majority interest in various wells. Different operators are likely to be selected and the Managing General Partner will therefore lose revenues that it currently realizes from its role as operator for those properties. The Managing General Partner is making its recommendations as set forth below, on the basis of its fiduciary duty to the Limited Partners, rather than on the basis of the direct economic impact on the Managing General Partner.


CORPHOU:9546.2  14323-00070
                                                        14

RECOMMENDATION OF THE MANAGING GENERAL PARTNER

         For the foregoing reasons, the Managing General Partner believes that it is in the best interests of the Limited Partners to dissolve and liquidate the Partnership in an effort to maximize the value of the Partnership's remaining assets and the amounts distributed to Limited Partners and to accelerate the receipt of such liquidating distributions. The Managing General Partner believes that through the liquidation of the Partnership's remaining assets in the near term, Limited Partners will benefit from the current higher levels of oil and gas prices and therefore, may receive a greater liquidating cash distribution than if the Partnership were to continue to operate as a going concern, and be subject to possible future negative changes in oil and gas prices. Additionally, distribution amounts may be affected by the anticipated continuation of declines in revenues and the continuing relatively fixed general and administrative and operating expenses that will be incurred by the Partnership. Termination of the Partnership will allow the current receipt of the remaining value of the Partnership and the preparation of a final tax return, and will make available certain additional tax deductions.

         THE MANAGING GENERAL PARTNER RECOMMENDS THAT THE LIMITED PARTNERS VOTE FOR THE PROPOSAL.


                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         The following summarizes certain federal income tax consequences to the Limited Partners arising from the Partnership's proposed sale of its oil and gas properties and liquidation pursuant to the Proposal. Statements of legal conclusions regarding tax consequences are based upon relevant provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and accompanying Treasury Regulations, as in effect on the date hereof, upon reported judicial decisions and published positions of the Internal Revenue Service (the "Service"), and upon further assumptions that the Partnership constitutes a partnership for federal tax purposes and that the Partnership will be liquidated as described herein. The laws, regulations, administrative rulings and judicial decisions which form the basis for conclusions with respect to the tax consequences described herein are complex and are subject to prospective or retroactive change at any time and any change may adversely affect Limited Partners.

         This summary does not describe all the tax aspects which may affect Limited Partners because the tax consequences may vary depending upon the individual circumstances of a Limited Partner. It is generally directed to individual Limited Partners who are the original purchasers of the Units and hold interests in the Partnership as "capital assets" (generally, property held for investment). Each Limited Partner that is a corporation, trust, estate, tax exempt entity, or other partnership is strongly encouraged to consult its own tax advisor as to the rules which are specifically applicable to it. Except as otherwise specifically set forth herein, this summary does not address foreign, state or local tax consequences, and is inapplicable to nonresident aliens, foreign corporations, debtors under the jurisdiction of a court in a case under federal bankruptcy laws or in a receivership, foreclosure or similar proceeding, or an investment company, financial institution or insurance company.

TAXABLE GAIN OR LOSS UPON SALE OF PROPERTIES

         Limited Partners will realize and recognize gain or loss, or a combination of both, upon the Partnership's sale of its properties prior to liquidation. The amount of gain realized with respect to each oil and gas


CORPHOU:9546.2  14323-00070
                                                        15
property, or related asset, will be an amount equal to the excess of the amount realized by the Partnership and allocated to the Limited Partner (i.e., cash or consideration received) over the Limited Partner's adjusted tax basis for such property. Conversely, the amount of loss realized with respect to each property or related asset will be an amount equal to the excess of the Limited Partner's tax basis over the amount realized by the Partnership for such property and allocated to the Limited Partner. It is projected that taxable gain will be realized upon the sale of Partnership properties and that such gain will be allocated among the Limited Partners in accordance with the Partnership Agreement. The Partnership Agreement includes an allocation provision that requires allocations pursuant to a liquidation be made among Partners in a fashion that equalizes capital accounts of the Partners so that the amount in each Partner's capital account will reflect such Partner's sharing ratio of income and loss. The extent to which capital accounts can be equalized, however, is limited by the amount of gain and loss available to be allocated.

         Because the oil and gas properties, and related assets, owned by the Partnership are properties used in a trade or business, the character of gains and losses realized by the Partners generally will be governed by Section 1231 of the Code. Deductions for intangible drilling and development costs, depletion and depreciation expenses with respect to these properties, however, may be subject to recapture as ordinary income, in an amount which does not exceed gain recognized. With respect to properties placed in service after 1986, Code
Section 1254 recaptures all intangible drilling and development costs and depletion (to the extent of basis) as ordinary income. The Partnership did not incur material amounts of intangible drilling and development costs, and accordingly the recapture of same is not expected to be material.

         Realized gains and losses generally must be recognized and reported in the year the sale occurs. Accordingly, each Limited Partner will realize and recognize his allocable share of gains and losses in his tax year within which the Partnership properties are sold. Each Limited Partner's recognized allocable share of the net Partnership 1231 gains or losses must be netted with that Limited Partner's individual section 1231 gains and losses recognized during the year in order to determine the character of such net gains or net losses under section 1231. Net gains will be treated as capital gains except to the extent recharacterized as ordinary income due to recapture and net losses will be treated as ordinary losses.

LIQUIDATION OF THE PARTNERSHIP

         After sale of its properties, the Partnership's assets will consist solely of cash which it will distribute to its partners in complete liquidation. The Partnership will not realize gain or loss upon such distribution of cash to its partners in liquidation. If the amount of cash distributed to a Limited Partner in liquidation is less than such Limited Partner's adjusted tax basis in his Partnership interest, the Limited Partner will realize and recognize a capital loss to the extent of the excess. If the amount of cash distributed is greater than such Limited Partner's adjusted tax basis in his Partnership interest, the Limited Partner will recognize a capital gain to the extent of the excess. Because each Limited Partner paid a portion of syndication and formation costs upon entering the Partnership, neither of which costs were deductible expenses, it is anticipated that liquidating distributions to Limited Partners will be less than such Limited Partners' bases in their Partnership interests and thusly will generate capital losses.

CAPITAL GAIN TAX

         Net long-term capital gains of individuals, trusts and estates will be taxed at a maximum rate of 28%, while ordinarily income, including income from the recapture of intangible drilling and development costs, depreciation and depletion, will be taxed at a maximum rate depending on that Limited Partner's taxable income of 36% or 39.6%. With respect to net capital losses, other than
Section 1231 net losses, the amount


CORPHOU:9546.2  14323-00070
                                                        16
of net long-term capital loss that can be utilized to offset ordinary income will be limited to the sum of net capital gains from other sources recognized by the Limited Partner during the tax year, plus $3,000 ($1,500, in the case of a married individual filing a separate return). The excess amount of such net long-term capital loss may be carried forward and utilized in subsequent years subject to the same limitations.

PASSIVE LOSS LIMITATIONS

         Limited Partners that are individuals, trusts, estates, or personal service corporations are subject to the passive activity loss limitations rules that were enacted as part of the Tax Reform Act of 1986.

         A Limited Partner's allocable share of Partnership income, gain, loss, and deduction is treated as derived from a passive activity, except to the extent of Partnership portfolio income, which includes interest, dividends, royalty income and gains from the sale of property held for investment purposes. A Limited Partner's allocable share of any gain realized on sale of Partnership properties (other than gain from the sale of portfolio investments) will be characterized as passive activity income that may be offset by passive activity losses from other passive activity investments. Moreover, because the sale of properties and liquidation of the Partnership will terminate the Limited Partner's interest in the passive activity, a Limited Partner's allocable share of any loss (i) previously realized as a Limited Partner in the Partnership and suspended because of its passive characterization, (ii) realized on the liquidating sale of Partnership properties, or (iii) realized by the Limited Partner upon liquidation of his Partnership interest, will not be characterized as losses from a passive activity.

         THE FOREGOING DISCUSSION IS FOR GENERAL INFORMATION ONLY AND IS INTENDED TO BE A SUMMARY OF CERTAIN INCOME TAX CONSIDERATIONS OF THE SALE OF PROPERTIES AND LIQUIDATION. IT IS NOT INTENDED AS AN ALTERNATIVE FOR INDIVIDUAL TAX PLANNING. EACH LIMITED PARTNER SHOULD CONSULT HIS OWN TAX ADVISOR CONCERNING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES TO HIM OF THE SALE OF PROPERTIES AND THE LIQUIDATION OF THE PARTNERSHIP.




CORPHOU:9546.2  14323-00070
                                                        17

                           BUSINESS OF THE PARTNERSHIP

         The Partnership is a Texas limited partnership formed September 30, 1990. Units in the Partnership are registered under Section 12(g) of the Securities Exchange Act of 1934. In addition to the following information about the business of the Partnership, see the attached Annual Report on Form 10-K for the year ended December 31, 1996, and its quarterly report on Form 10-Q for the first quarter of 1997, both included herewith.

RESERVES

                  For information about the Partnership's interest in oil and gas reserves and future net revenue expected from the production of those reserves as of December 31, 1996, see the attached report, which was audited by
H. J. Gruy & Associates, Inc., independent petroleum consultants. It should be noted that the reserve estimates in the Annual Report on Form 10-K reflect the entire Partnership reserves and that the reserve report in the attached letter from H. J. Gruy & Associates, Inc. reflects only the Limited Partners' share of the Partnership's estimated oil and gas reserves. This report has not been updated to include the effect of production since year-end 1996, nor has the annual review of estimated quantities done each year-end taken place for 1997.

                  There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates and timing of production, future costs and future development plans. Oil and gas reserve engineering must be recognized as a subjective process of estimating underground accumulations of oil and gas that cannot be measured in an exact way, and estimates of other engineers might differ from those in the attached report. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing and production subsequent to the date of the estimate may justify revision of such estimate, and, as a general rule, reserve estimates based upon volumetric analysis are inherently less reliable than those based on lengthy production history. Accordingly, reserve estimates are often different from the quantities of oil and gas that are ultimately recovered.

                  In estimating the Partnership's interest in oil and natural gas reserves, the Managing General Partner has used flat pricing based upon estimates of 1997 average prices, without escalation, except in those instances where fixed and determinable gas price escalations are covered by contracts, limited to the price the Partnership reasonably expects to receive. These pricing assumptions vary from those mandated by the Securities and Exchange Commission ("SEC") for reserves disclosures under applicable SEC rules, which require use of prices at year-end, although the discount rate and lack of escalation are the same. If estimates of reserves and future net revenues had been prepared using December 31, 1996 prices, as mandated by the SEC, reserves, future net revenues and the present value thereof would be significantly higher. The Managing General Partner has determined not to use these higher prices because current estimates of 1997 average prices more accurately reflect prices purchasers of properties are willing to pay, rather than higher values which do not reflect the decrease in prices since year-end 1996. For example, the weighted average price of gas received by the Partnership during the first quarter of 1997 was $2.89 per Mcf, as compared to $4.72 per Mcf at December 31, 1996. The Managing General Partner does not believe that any favorable or adverse event causing a significant change in the estimated quantity of proved reserves set forth in the attached report has occurred between December 31, 1996, and the date of this Proxy Statement.



CORPHOU:9546.2  14323-00070
                                                        18

                  Future prices received for the sale of the Partnership's products may be higher or lower than the prices used in the Partnership's estimates of oil and gas reserves; the operating costs relating to such production may also increase or decrease from existing levels.

THE MANAGING GENERAL PARTNER

         Subject to certain limitations set forth in the Partnership Agreement, the Managing General Partner has full, exclusive and complete discretion in the management and control of the business of the Partnership. The Managing General Partner has general liability for the debts and obligations of the Partnership.

         The Managing General Partner is engaged in the business of oil and gas exploration, development and production, and the Managing General Partner serves as the general partner of a number of other oil and gas income and pension partnerships. The Managing General Partner's common stock is traded on the New York and Pacific Stock Exchanges.

         The principal executive offices of the Managing General Partner are located at 16825 Northchase Drive, Suite 400, Houston, Texas 77060, telephone number (281) 874-2700.

TRANSACTIONS BETWEEN THE MANAGING GENERAL PARTNER AND THE PARTNERSHIP

         Under the Partnership Agreement, the Managing General Partner has received certain compensation for its services and reimbursement for expenditures made on behalf of the Partnership, which was paid at closing of the offering of Units, in addition to revenues distributable to the Managing General Partner with respect to its general partnership interest or limited partnership interests it has purchased. In addition to those revenues, compensation and reimbursements, the following summarizes the transactions between the Managing General Partner and the Partnership pursuant to which the Managing General Partner has been paid or has had its expenses reimbursed on an ongoing basis:

         o The Managing General Partner receives per-well monthly operating fees from the Partnership for certain producing wells in which the Partnership owns Property Interests and for which it serves as operator in accordance with the joint operating agreements for each of such wells. The fees that are set in the joint operating agreements are negotiated with the other working interest owners of the properties.

         o The Managing General Partner is entitled to be reimbursed and has been reimbursed for general and administrative costs incurred on behalf of and allocable to the Partnership, including employee salaries and office overhead. Amounts are calculated on the basis of Limited Partner capital contributions to the Partnership relative to limited partner contributions of all partnerships for which the Managing General Partner serves as Managing General Partner.

NO TRADING MARKET

         There is no trading market for the Units, and none is expected to develop. Under the Partnership Agreement, the Limited Partners have the right to present their Units to the Managing General Partner for repurchase at a price determined in accordance with the formula established by Article XVIII of the
Partnership Agreement. Originally, 539 Limited Partners invested in the Partnership. Through December 31, 1996, the Managing General Partner had purchased 3,547 Units from Limited Partners pursuant to the right of presentment. As of June 1, 1997, there were 502 Limited Partners (excluding the Managing General


CORPHOU:9546.2  14323-00070
                                                        19

Partner). The Managing General Partner does not have an obligation to repurchase Limited Partner interests pursuant to this right of presentment but merely an option to do so when such interests are presented for repurchase.

PRINCIPAL HOLDERS OF LIMITED PARTNER UNITS

         The  Managing   General  Partner  holds  6.26%  of  the  Units  of  the
Partnership. To the knowledge of the Managing General Partner, there is no holder of Units that holds more than 5% of the Units.

APPROVALS

                  No federal or state regulatory requirements must be satisfied or approvals obtained in connection with the sale of the Partnership's Property Interests.

LEGAL PROCEEDINGS

                  The Managing General Partner is not aware of any material pending legal proceedings to which the Partnership is a party or of which any of its property is the subject.


       INCORPORATION OF CERTAIN INFORMATION BY REFERENCE AND ATTACHMENT OF
                             SUCH INFORMATION HERETO

         The Partnership's Annual Report on Form 10-K for the year ended December 31, 1996, and its quarterly report on Form 10-Q for the first quarter of 1997, which are attached hereto and incorporated herein by reference.


                                 OTHER BUSINESS

         The Managing General Partner does not intend to bring any other business before the Meeting and has not been informed that any other matters are to be presented at the Meeting by any other person.


                                       SWIFT ENERGY COMPANY
                                       as Managing General Partner of
                                       SWIFT ENERGY INCOME PARTNERS 1990-C, LTD.




                                       John R. Alden
                                       Secretary




CORPHOU:9546.2  14323-00070
                                                        20

                       Securities and Exchange Commission

                             Washington, D.C. 20549


                                    FORM 10-K

             [ X ] ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934
                   For the fiscal year ended December 31, 1996
                                       OR
            [ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934
      For the transition period from ___________________ to ____________________


                       Commission File number 33-11773-14


                    SWIFT ENERGY INCOME PARTNERS 1990-C, LTD.
                    (Exact name of registrant as specified in
                     its Certificate of Limited Partnership)

         TEXAS                                          76-0318471
(State of Organization)                    (I.R.S. Employer Identification No.)

                         16825 Northchase Dr., Suite 400
                              Houston, Texas 77060
                                 (281) 874-2700
          (Address and telephone number of principal executive offices)


           Securities registered pursuant to Section 12(b) of the Act:
                                      None

           Securities registered pursuant to Section 12(g) of the Act:
                        56,952 Limited Partnership Units


Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter periods that the registrant was required), and (2) has been subject to such filing requirements for the past 90 days.
                                    Yes  X    No
                                       ----     ----
Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. [ X ]

Registrant does not have an aggregate market value for its Limited Partnership Interests.

                       Documents Incorporated by Reference

Document                                           Incorporated as to

    Registration Statement No. 33-11773              Items 1 and 13
     on Form S-1

                                TABLE OF CONTENTS

                             Form 10-K Annual Report
                     For the Period Ended December 31, 1996

                    SWIFT ENERGY INCOME PARTNERS 1990-C, LTD.

ITEM NO.                                    PART I                                               PAGE
   1                       Business                                                               I-1
   2                       Properties                                                             I-5
   3                       Legal Proceedings                                                      I-7
   4                       Submission of Matters to a Vote of
                             Security Holders                                                     I-7


                                            PART II

   5                       Market Price of and Distributions on the
                             Registrant's Units and Related Limited
                             Partner Matters                                                     II-1
   6                       Selected Financial Data                                               II-2
   7                       Management's Discussion and Analysis of
                             Financial Condition and Results of Operations                       II-2
   8                       Financial Statements and Supplementary Data                           II-3
   9                       Disagreements on Accounting and Financial
                             Disclosure                                                          II-3


                                            PART III

  10                       Directors and Executive Officers of the
                             Registrant                                                         III-1
  11                       Executive Compensation                                               III-2
  12                       Security Ownership of Certain Beneficial
                             Owners and Management                                              III-2
  13                       Certain Relationships and Related Transactions                       III-2


                                            PART IV

  14                       Exhibits, Financial Statement Schedules
                             and Reports on Form 8-K                                             IV-1


                                            OTHER

                           Signatures

                    SWIFT ENERGY INCOME PARTNERS 1990-C, LTD.

                                     PART I


Item 1.  Business

General Description of Partnership

         Swift Energy Income Partners 1990-C, Ltd., a Texas limited partnership (the "Partnership" or the "Registrant"), is a partnership formed under a public serial limited partnership offering denominated Swift Energy Income Partners III (Registration Statement No. 33-11773 on Form S-1, originally declared effective March 19, 1987, and amended effective March 28, 1988, May 4, 1989 and May 1, 1990 [the "Registration Statement"]). The Partnership was formed effective September 30, 1990 under a Limited Partnership Agreement dated September 30, 1990. The initial 539 limited partners made capital contributions of $5,695,200.

         The Partnership is principally engaged in the business of acquiring, developing and, when appropriate, disposing of working interests in proven oil and gas properties within the continental United States. The Partnership does not engage in exploratory drilling. Each working interest held by the Partnership entitles the Partnership to receive, in kind or in value, a share of the production of oil and gas from the producing property, and obligates the Partnership to participate in the operation of the property and to bear its proportionate share of all operating costs associated therewith. The Partnership typically holds less than the entire working interest in its producing properties.

         At December 31, 1996, the Partnership had expended or committed to expend 100% of the limited partners' net commitments (i.e., limited partners' commitments available to the Partnership for property acquisitions after payment of organization fees and expenses) in the acquisition and development of producing properties, which properties are described under Item 2, "Properties," below. The Partnership's revenues and profits are derived almost entirely from the sale of oil and gas produced from its properties and from the sale of acquired oil and gas properties, when the sale of such properties is economically preferable to continued operation.

         The Partnership's business and affairs are conducted by its Managing General Partner, Swift Energy Company, a Texas corporation ("Swift"). The Partnership's Special General Partner, VJM Corporation, a California corporation ("VJM"), consults with and advises Swift as to certain financial matters. Swift is the designated operator of many of the properties in which the Partnership owns interests. The remaining properties are operated by industry operators designated by the owners of a majority of the working interest in each property.

         The general manner in which the Partnership acquires producing properties and otherwise conducts its business is described in detail in the Registration Statement under "Proposed Activities," which is incorporated herein by reference. The following is intended only as a summary of the Partnership's manner of doing business and specific activities to date.

Manner of Acquiring Properties; Net Profits and Overriding Royalty Interest Agreement

         For the sake of legal and administrative convenience, the producing properties owned by the Registrant have typically been acquired initially by Swift, which then conveyed ownership of each such property to the Registrant. The Registrant acquires producing properties from Swift at the property acquisition cost of such properties to Swift, as adjusted for intervening operations.

         The Registrant entered into a Net Profits and Overriding Royalty Interest Agreement dated September 30, 1990 (the "NP/OR Agreement") with Swift Energy Managed Pension Assets Partnership 1990-C, Ltd. (the "Pension Partnership"). The Pension Partnership is a Texas limited partnership that is also managed by Swift and VJM. The Pension Partnership was formed to acquire nonoperating interests, such as net profits, royalty and overriding royalty interests, in producing oil and gas properties.

                    SWIFT ENERGY INCOME PARTNERS 1990-C, LTD.


         Under the NP/OR Agreement, the Registrant and the Pension Partnership have, in effect, combined their funds in acquiring producing properties; using funds committed to the NP/OR Agreement by both partnerships, the Registrant acquires producing properties, then promptly conveys nonoperating interests therein to the Pension Partnership. The Registrant initially committed $5,200,650 and the Pension Partnership initially committed $3,072,822 for acquisitions under the NP/OR Agreement. The Registrant is obligated under the NP/OR Agreement to convey to the Pension Partnership a 37% fixed net profits interest and a variable overriding royalty interest in specified depths of every producing property it acquires, except that (i) properties anticipated to require significant development operations, and (ii) nonoperating interests offered to the Registrant by third parties may be purchased by the registrant outside the NP/OR Agreement, without participation by the Pension Partnership. The Registrant is entitled to withdraw up to 30% of its committed funds under the NP/OR Agreement for such acquisitions.

         All properties acquired by the Registrant since the date of the NP/OR Agreement have been acquired subject to the NP/OR Agreement and the nonoperating interests created thereby. At December 31, 1996, the Registrant had not made any withdrawals to acquire properties anticipated to require significant development.

         In accordance with its obligations under the NP/OR Agreement, as of December 31, 1996 the Registrant had conveyed to the Pension Partnership a net profits interest burdening certain depths of all producing properties acquired by the Registrant since the date of the NP/OR Agreement. Typically, a net profits interest in an oil and gas property entitles the owner to a specified percentage share of the gross proceeds generated by the burdened property, net of operating costs. The 37% net profits interest conveyed to the Pension Partnership under the NP/OR Agreement differs from the typical net profits interest in that it is calculated over the entire group of producing properties acquired under the NP/OR Agreement; i.e., all operating costs attributable to the burdened depths of such properties are aggregated, and the total is then subtracted from the total of all gross proceeds attributable to such depths in order to calculate the net profits to which the Pension Partnership is entitled. The net profits interest conveyed to the Pension Partnership burdens only those depths of each subject property which were evaluated to contain proved reserves at the date of acquisition, to the extent such depths underlie specified surface acreage.

         The Registrant has also conveyed to the Pension Partnership under the NP/OR agreement an overriding royalty interest in each property acquired since the date of the NP/OR Agreement. An overriding royalty interest is a fractional interest in the gross production (or the gross proceeds therefrom) of oil and gas from a property, free of any exploration, development, operation or maintenance expenses. Under the NP/OR Agreement, the overriding royalty interest burdens the portions of each producing property that were evaluated at the date of acquisition not to contain proved reserves.

Competition, Markets and Regulations

         Competition

         The oil and gas industry is highly competitive in all its phases. The Partnership encounters strong competition from many other oil and gas producers, many of which possess substantial financial resources, in acquiring economically desirable Producing Properties.

         Markets

         The amounts of and price obtainable for oil and gas production from Partnership Properties will be affected by market factors beyond the control of the Partnership. Such factors include the extent of domestic production, the level of imports of foreign oil and gas, the general level of market demand on a regional, national and worldwide basis, domestic and foreign economic conditions that determine levels of industrial production, political events in foreign oil-producing regions, and variations in governmental regulations and tax laws and the imposition of new governmental requirements upon the oil and gas industry. There can be no assurance that oil and gas prices will not decrease in the future, thereby decreasing net Revenues from Partnership Properties.

         From time to time, there may exist a surplus of natural gas or oil supplies, the effect of which may be to reduce the amount of hydrocarbons that the Partnerships may produce and sell while such oversupply exists. In recent years, initial steps have been taken to provide additional gas transportation lines from Canada to the United States. If additional Canadian gas is brought to the United States market, it could create downward pressure on United States gas prices.

                    SWIFT ENERGY INCOME PARTNERS 1990-C, LTD.


         Regulations

         Environmental Regulation

         The federal government and various state and local governments have adopted laws and regulations regarding the control of contamination of the environment. These laws and regulations may require the acquisition of a permit by Operators before drilling commences, prohibit drilling activities on certain lands lying within wilderness areas or where pollution arises and impose substantial liabilities for pollution resulting from operations, particularly operations near or in onshore and offshore waters or on submerged lands. These laws and regulations may also increase the costs of routine drilling and operation of wells. Because these laws and regulations change frequently, the costs to the Partnership of compliance with existing and future environmental regulations cannot be predicted. However, the Managing Partner does not believe that the Partnership is affected in a significantly different manner by these regulations than are its competitors in the oil and gas industry.

         Federal Regulation of Natural Gas

         The transportation and sale of natural gas in interstate commerce is heavily regulated by agencies of the federal government. The following discussion is intended only as a summary of the principal statutes, regulations and orders that may affect the production and sale of natural gas from Partnership Properties. This summary should not be relied upon as a complete review of applicable natural gas regulatory provisions.

         FERC Orders

         Several major regulatory changes have been implemented by the Federal Energy Regulatory Commission ("FERC") from 1985 to the present that affect the economics of natural gas production, transportation and sales. In addition, the FERC continues to promulgate revisions to various aspects of the rules and regulations affecting those segments of the natural gas industry that remain subject to the FERC's jurisdiction. In April 1992, the FERC issued Order No. 636 pertaining to pipeline restructuring. This rule requires interstate pipelines to unbundle transportation and sales services by separately stating the price of each service and by providing customers only the particular service desired, without regard to the source for purchase of the gas. The rule also requires pipelines to (i) provide nondiscriminatory "no-notice" service allowing firm commitment shippers to receive delivery of gas on demand up to certain limits without penalties, (ii) establish a basis for release and reallocation of firm upstream pipeline capacity and (iii) provide non-discriminatory access to capacity by firm transportation shippers on a downstream pipeline. The rule requires interstate pipelines to use a straight fixed variable rate design. The rule imposes these same requirements upon storage facilities.

         FERC Order No. 500 affects the transportation and marketability of natural gas. Traditionally, natural gas has been sold by producers to pipeline companies, which then resold the gas to end-users. FERC Order No. 500 alters this market structure by requiring interstate pipelines that transport gas for others to provide transportation service to producers, distributors and all other shippers of natural gas on a nondiscriminatory, "first-come, first-served" basis ("open access transportation"), so that producers and other shippers can sell natural gas directly to end-users. FERC Order No. 500 contains additional provisions intended to promote greater competition in natural gas markets.

         It is not anticipated that the marketability of and price obtainable for natural gas production from Partnership Properties will be significantly affected by FERC Order No. 500. Gas produced from Partnership Properties normally will be sold to intermediaries who have entered into transportation arrangements with pipeline companies. These intermediaries will accumulate gas purchased from a number of producers and sell the gas to end-users through open access pipeline transportation.

                    SWIFT ENERGY INCOME PARTNERS 1990-C, LTD.


         State Regulations

         Production of any oil and gas from Partnership Properties will be affected to some degree by state regulations. Many states in which the Partnership will operate have statutory provisions regulating the production and sale of oil and gas, including provisions regarding deliverability. Such statutes, and the regulations promulgated in connection therewith, are generally intended to prevent waste of oil and gas and to protect correlative rights to produce oil and gas between owners of a common reservoir. Certain state regulatory authorities also regulate the amount of oil and gas produced by assigning allowable rates of production to each well or proration unit.

         Federal Leases

         Some of the Partnership's properties are located on federal oil and gas leases administered by various federal agencies, including the Bureau of Land Management. Various regulations and orders affect the terms of leases, exploration and development plans, methods of operation and related matters.

Employees

         The  Partnership  has no  employees.  Swift,  however,  has a staff  of geologists, geophysicists, petroleum engineers, landmen, and accounting personnel who administer the operations of Swift and the Partnership. As of December 31, 1996, Swift had 191 employees. Swift's administrative and overhead expenses attributable to the Partnership's operations are borne by the Partnership.

                    SWIFT ENERGY INCOME PARTNERS 1990-C, LTD.


Item 2.  Properties

         As of December 31, 1996, the Partnership has acquired interests in producing oil and gas properties which are generally described below.

Principal Oil and Gas Producing Properties

         The most valuable fields in the Partnership, based upon year-end engineering estimates of discounted future net revenues using constant pricing and costs, are described below.

         1. The Velrex Field is located in Schleicher County, Texas, and accounts for 33% of the value in this Partnership. Wells in this field produce from the Henderson and Canyon Sands, (Sugarland acquisition).

         The remaining value in the Partnership is attributable to numerous properties none of which equals or exceeds 15 percent of the total Partnership value.

Title to Properties

         Title to substantially all significant producing properties of the Partnership has been examined. The properties are subject to royalty, overriding royalty and other interests customary in the industry. The Managing General Partner does not believe any of these burdens materially detract from the value of the properties or will materially detract from the value of the properties or materially interfere with their use in the operation of the business of the Partnership.

Production and Sales Price

         The following table summarizes the sales volumes of the Partnership's net oil and gas production expressed in MCFs. Equivalent MCFs are obtained by converting oil to gas on the basis of their relative energy content; one barrel equals 6,000 cubic feet of gas.


                                              Net Production
                                   ------------------------------------
                                            For the Years Ended
                                                December 31,
                                   ------------------------------------
                                     1996          1995          1994
                                   ------         -------       -------
Net Volumes (Equivalent MCFs)      305,494        357,960       463,380

Average Sales Price
   per Equivalent MCF              $2.17          $1.67         $1.97

Average Production Cost
   per Equivalent MCF
   (includes production taxes)     $0.79          $0.82         $0.85

                    SWIFT ENERGY INCOME PARTNERS 1990-C, LTD.


Net Proved Oil and Gas Reserves

         Presented below are the estimates of the Partnership's proved reserves as of December 31, 1996, 1995 and 1994. All of the Partnership's proved reserves are located in the United States.

                                                               December 31,
                                    ------------------------------------------------------------------
                                            1996                     1995                   1994
                                    -------------------    -------------------     -------------------
                                               Natural                Natural                 Natural
                                      Oil        Gas        Oil         Gas         Oil         Gas
                                    -------    --------    -------    --------     -------    --------
                                    (BBLS)      (MMCF)     (BBLS)      (MMCF)      (BBLS)      (MMCF)
Proved developed
   reserves at end of year           14,509       1,165     62,254       2,591      66,084       2,804
                                    -------       -----    -------       -----     -------       -----
Proved reserves
   Balance at beginning
     of year                         66,494       2,787     68,649       3,172      92,348       4,774

   Purchase of minerals
     in place                            --          --         --          --          --          --

   Extensions, discoveries
     and other additions                 --          --         --          --          --          --

   Revisions of previous
     estimates                        2,911         136     10,239        (102)     (9,960)     (1,221)

   Sales of minerals in
     place                          (44,633)     (1,237)        --          --          --          --

   Production                        (7,283)       (262)   (12,394)       (283)    (13,739)       (381)
                                    -------       -----    -------       -----     -------       -----

   Balance at end of year            17,489       1,424     66,494       2,787      68,649       3,172
                                    -------       -----    -------       -----     -------       -----


         Revisions of previous quantity estimates are related to upward or downward variations based on current engineering information for production rates, volumetrics and reservoir pressure. Additionally, changes in quantity estimates are the result of the increase or decrease in crude oil and natural gas prices at each year end which have the effect of adding or reducing proved reserves on marginal properties due to economic limitations.

                    SWIFT ENERGY INCOME PARTNERS 1990-C, LTD.


         The following table summarizes by acquisition the Registrant's reserves and gross and net interests in producing oil and gas wells as of December 31, 1996:

                                                                 Reserves
                                                             December 31, 1996
                                                           ---------------------

                                                                       Natural                  Wells
                                                     Oil                 Gas            -----------------------
Acquisition              State(s)                   (BBLS)              (MMCF)            Gross            Net
-----------              --------                   ------              -------          ------          -------
Richer                     TX                           12                57                4             0.077
Hilliard                   LA                          132                82                7             1.134
Sugarland                  OK, TX                   16,658             1,080               56             4.959
Kerrco                     TX                          535                 2                1             0.026
Arkla                      TX                          152               203                2             0.335
                                                   -------             -----             ----             -----
                                                    17,489             1,424               70             6.531
                                                   -------             -----             ----             -----


         There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates of production, timing and plan of development. Oil and gas reserve engineering must be recognized as a subjective process of estimating underground accumulations of oil and gas that cannot be measured in an exact way, and estimates of other engineers might differ from those above, audited by H. J. Gruy and Associates, Inc., an independent petroleum consulting firm. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing and production subsequent to the date of the estimate may justify revision of such estimate, and, as a general rule, reserve estimates based upon volumetric analysis are inherently less reliable than those based on lengthy production history. Accordingly, reserve estimates are often different from the quantities of oil and gas that are ultimately recovered.

         In estimating the oil and natural gas reserves, the Registrant, in accordance with criteria prescribed by the Securities and Exchange Commission, has used prices received as of December 31, 1996 without escalation, except in those instances where fixed and determinable gas price escalations are covered by contracts, limited to the price the Partnership reasonably expects to receive. The Registrant does not believe that any favorable or adverse event causing a significant change in the estimated quantity of proved reserves has occurred between December 31, 1996 and the date of this report.

         Future prices received for the sale of the Partnership's products may be higher or lower than the prices used in the evaluation described above; the operating costs relating to such production may also increase or decrease from existing levels. The estimates presented above are in accordance with rules adopted by the Securities and Exchange Commission.

Item 3. Legal Proceedings

         The Partnership is not aware of any material pending legal proceedings to which it is a party or of which any of its property is the subject.

Item 4. Submission of Matters to a Vote of Security Holders

         No matters were submitted to a vote of limited partners during the fourth quarter of the fiscal year covered by this report.

                   SWIFT ENERGY INCOME PARTNERS 1990-C, LTD.

                                    PART II


Item 5. Market Price of and Distributions on the Registrant's Units and Related Limited Partner Matters

Market Information

         Units in the Partnership were initially sold at a price of $100 per Unit. Units are not traded on any exchange and there is no established public trading market for the Units. Swift is aware of negotiated transfers of Units between unrelated parties; however, these transfers have been limited and sporadic. Due to the nature of these transactions, Swift has no verifiable information regarding prices at which Units have been transferred.

Holders

         As of December 31, 1996, there were 539 Limited Partners holding Units in the Partnership.

Distributions

         The Partnership generally makes distributions to Limited Partners on a quarterly basis, subject to the restrictions set forth in the Limited Partnership Agreement. In the fiscal years ended December 31, 1995 and 1996, the Partnership distributed a total of $72,700 and $140,000, respectively to the holders of its Units. Cash distributions constitute net proceeds from sale of oil and gas production after payment of lease operating expenses and other partnership expenses. Some or all of such amounts or any proceeds from the sale of partnership properties could be deemed to constitute a return of investors' capital.

         Oil and gas investments involve a high risk of loss, and no assurance can be given that any particular level of distributions to holders of Units can be achieved or maintained. Although it is anticipated that quarterly distributions will continue to be made through 1997, the Partnership's ability to make distributions could be diminished by any event adversely affecting the oil and gas properties in which the Partnership owns interests or the amount of revenues received by the Partnership therefrom.

         The Partnership's Limited Partnership Agreement contains various provisions which might serve to delay, defer or prevent a change in control of the Partnership, such as the requirement of a vote of Limited Partners in order to sell all or substantially all of the Partnership's properties or the requirement of consent by the Managing General Partner to transfers of limited partnership interests and provisions prohibiting the transfer of Limited Partnership Units in any fiscal year in excess of a limit which has been established in order to comply with certain federal income tax regulations.

                   SWIFT ENERGY INCOME PARTNERS 1990-C, LTD.


Item 6. Selected Financial Data

         The following selected financial data, prepared in accordance with generally accepted accounting principles as of December 31, 1996, 1995, 1994, 1993 and 1992, should be read in conjunction with the financial statements included in Item 8:

                                  1996               1995               1994              1993             1992
                              ------------       ------------       ------------      ------------     ------------
Revenues                   $     672,124      $     617,897      $      916,168    $  1,085,999      $   1,391,521
Income (Loss)              $      65,688      $    (460,741)     $   (1,140,169)   $      74,637     $     203,668
Total Assets               $   1,205,615      $   1,945,806      $    2,541,069    $   4,100,321     $   4,547,698
Cash Distributions         $     174,103      $      96,281      $      215,823    $     678,656     $     792,934


Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations

Liquidity and Capital Resources

         The Partnership has expended all of the partners' net commitments available for property acquisitions and development by acquiring producing oil and gas properties. The partnership invests primarily in proved producing properties with nominal levels of future costs of development for proven but undeveloped reserves. Significant purchases of additional reserves or extensive drilling activity are not anticipated. Oil and gas reserves are depleting assets and therefore often experience significant production declines each year from the date of acquisition through the end of the life of the property. The primary source of liquidity to the Partnership comes almost entirely from the income generated from the sale of oil and gas produced from ownership interests in oil and gas properties. This source of liquidity and the related results of operations will decline in future periods as the oil and gas produced from these properties also declines.

         Subject to 1997 market conditions remaining comparable with 1996, the Managing General Partner anticipates an increase in liquidity provided that certain development work scheduled in 1997 is completed successfully. The Partnership plans to spend in 1997 an estimated $65,000 for capital expenditures needed for this development work and the enhancement of proved oil and gas reserves. The Managing General Partner anticipates that the Partnership will have adequate liquidity from income from continuing operations to satisfy any future capital expenditure requirements. Funds generated from bank borrowings and proceeds from the sale of oil and gas properties will be used to supplement this effort if deemed necessary.

Results of Operations

         Oil and gas sales increased 9 percent in 1996 vs. 1995. Increases in both 1996 gas and oil prices were major contributors to the increased revenues. The Partnership experienced an increase in gas prices of 40 percent or $.58/MCF and an increase in oil prices of 21 percent or $3.26/BBL. The average sales price per equivalent MCF increased 30 percent in 1996. Production volumes decreased 15 percent due to a 41 percent oil production decrease and a 8 percent gas production decline. The production declines partially offset the effect of increased oil and gas prices impacting partnership performance.

         Production cost per equivalent MCF decreased 4 percent in 1996 compared to 1995 and total production costs decreased 17 percent in 1996.

         Oil and gas sales decreased 33 percent in 1995 vs. 1994. Production volumes decreased 23 percent due to a 25 percent gas production decrease and a 10 percent oil production decline. Since the Partnership's reserves are 87 percent gas, the decrease in gas production, due to accelerated production declines on mature wells, a reduction in development drilling in the current year and production curtailments due to declining prices, had a major impact on partnership performance. A decline in the 1995 gas prices of 24 percent or $.45/MCF further contributed to the Partnership's decreased revenues. The average sales price per equivalent MCF decreased 15 percent in 1995.

                   SWIFT ENERGY INCOME PARTNERS 1990-C, LTD.


         Production cost per equivalent MCF decreased 4 percent in 1995 compared to 1994. In addition, total production costs decreased 26 percent in 1995.

         Associated depreciation expense decreased 40 percent in 1995 when compared to 1994.

         The Partnership recorded an additional provision in depreciation, depletion and amortization in 1995 and 1994 when the present value, discounted at ten percent, of estimated future net revenues from oil and gas properties, using the guidelines of the Securities and Exchange Commission, was below the fair market value paid for oil and gas properties resulting in a full cost ceiling impairment.

         During 1997, Partnership revenues and costs will be shared between the limited partners and general partners in a 90:10 ratio, based on the annualized rate of cash distributions by the Partnership during a certain period prior to December 31, 1996. Based on current oil and gas prices, current levels of oil and gas production and expected cash distributions during 1997, the Managing General Partner anticipates that the Partnership sharing ratio will continue to be 90:10.

Item 8. Financial Statements and Supplementary Data

         See Part IV, Item 14(a) for index to financial statements.

Item 9. Disagreements on Accounting and Financial Disclosure

         None.

                    SWIFT ENERGY INCOME PARTNERS 1990-C, LTD.

                                    PART III


Item 10.  Directors and Executive Officers of the Registrant

         As a limited partnership, the Registrant has no directors or executive officers. The business and affairs of the Registrant are managed by Swift as Managing General Partner. Set forth below is certain information as of March 17, 1997 regarding the directors and executive officers of Swift.

                                          Position(s) with
         Name            Age          Swift and Other Companies
         ----            ---          -------------------------
                                 DIRECTORS

A. Earl Swift            63      President, Chief Executive Officer and
                                 Chairman of the Board

Virgil N. Swift          68      Executive Vice President - Business
                                 Development, Vice Chairman of the Board

G. Robert Evans          65      Director of Swift; Chairman of the Board,
                                 Material Sciences Corporation;
                                 Director, Consolidated Freightways, Inc.,
                                 Fibreboard  Corporation,   Elco  Industries,
                                 and Old Second Bancorp

Raymond O. Loen          72      Director of Swift; President, R. O. Loen
                                 Company

Henry C. Montgomery      61      Director of Swift; Chairman of the Board,
                                 Montgomery Financial Services Corporation;
                                 Director, Southwall Technology Corporation

Clyde W. Smith, Jr.      48      Director of Swift; President, Somerset
                                 Properties, Inc.

Harold J. Withrow        69      Director of Swift

                                 EXECUTIVE OFFICERS

Terry E. Swift           41      Executive Vice President, Chief
                                 Operating Officer

John R. Alden            51      Senior Vice President - Finance,
                                 Chief Financial Officer and Secretary

Bruce H. Vincent         49      Senior Vice President - Funds Management

James M. Kitterman       52      Senior Vice President - Operations

Alton D. Heckaman, Jr.   39      Vice President - Finance and Controller


                                     III-1

                    SWIFT ENERGY INCOME PARTNERS 1990-C, LTD.


         From time to time, Swift as Managing General Partner of the Partnership purchases Units in the Partnership from investors who offer the Units pursuant to their right of presentment, which purchases are made pursuant to terms set out in the Partnership's original Limited Partnership Agreement. Due to the frequency and large number of these transactions, Swift reports these transactions under Section 16 of the Securities Exchange Act of 1934 on an annual rather than a monthly basis. In some cases such annual reporting may constitute a late filing of the required Section 16 reports under the applicable
Section 16 rules.

Item 11.  Executive Compensation

         As noted in Item 10, "Directors and Executive Officers of the Registrant," above, the Partnership has no executive officers. The executive officers of Swift and VJM are not compensated by the Partnership.

         Certain fees and allowances contemplated by the Limited Partnership Agreement have been paid by the Partnership to Swift and VJM. See Note (4) in Notes To Financial Statements (Related-Party Transactions) for further discussion.

Item 12.  Security Ownership of Certain Beneficial Owners and Management

         Swift Energy Company, the Managing General Partner, located at 16825 Northchase Drive, Suite 400, Houston, Texas 77060, owns 3,565 Limited Partnership Units, which is 6.26 percent of all outstanding Limited Partnership Units. All Limited Partnership Units owned by Swift were acquired from investors who offered the Limited Partnership Units pursuant to their right of presentment. As the Managing General Partner, Swift is not permitted generally, under the Limited Partnership Agreement, to vote its Limited Partnership Units. Swift also owns a general partnership interest of 9 percent of all partnership interests in the Partnership.

         Swift and VJM are not aware of any arrangement, the operation of which may at a subsequent date result in a change in control of the Partnership.

Item 13.  Certain Relationships and Related Transactions

         As noted in Item 10, "Directors and Executive Officers of the Registrant," above, the Partnership has no executive officers or directors, and thus has not engaged in any transactions in which any such person had an interest. The Partnership is permitted to engage in certain transactions with Swift as Managing General Partner and VJM as Special General Partner, subject to extensive guidelines and restrictions described in the "Conflicts of Interest" section of the Amended Prospectus contained in the Registration Statement, which is incorporated herein by reference.

         Summarized below are the principal transactions that have occurred between the Partnership and Swift, VJM and their affiliates.

         1. The oil and gas properties acquired by the Partnership, as described in Item 2, "Properties" above, were typically acquired initially by Swift from the seller thereof and subsequently transferred to the Partnership. Such transfers were made by Swift at its Property Acquisition Costs (as defined in the Limited Partnership Agreement), less any amounts received from sale of production between the time of acquisition by Swift and the time of sale to the Partnership.

         2. Swift acts as operator for many of the wells in which the Partnership has acquired interests and has received compensation for such activities in accordance with standard industry operating agreements.

         3. The Partnership paid to Swift and VJM certain fees as contemplated by the Limited Partnership Agreement. See Note (4) in Notes To Financial Statements (Related-Party Transactions) for further discussion.


                                     III-2

                    SWIFT ENERGY INCOME PARTNERS 1990-C, LTD.

                                     PART IV

Item 14.  Exhibits, Financial Statement Schedules and Reports on Form 8-K

      a(1)     FINANCIAL STATEMENTS                                  PAGE NO.
               Report of Independent Public Accountants                IV-3

               Balance Sheets as of December 31, 1996 and 1995         IV-4

               Statements of Operations for the years ended
                  December 31, 1996, 1995 and 1994                     IV-5

               Statements of Partners' Capital for the years ended
                  December 31, 1996, 1995 and 1994                     IV-6

               Statements of Cash Flows for the years ended
                  December 31, 1996, 1995 and 1994                     IV-7

               Notes to Financial Statements                           IV-8

       a(2)    FINANCIAL STATEMENT SCHEDULES

               All schedules required by the SEC are either inapplicable or the required information is included in the Financial Statements, the Notes thereto, or in other information included elsewhere in this report.

       a(3)    EXHIBITS

              3.1 Limited Partnership Agreement of Swift Energy Income Partners 1990-C, Ltd., dated September 30, 1990. (Form 10-K for year ended December 31, 1990, Exhibit 3.1).

              3.2 Certificate of Limited Partnership of Swift Energy Income Partners 1990-C, Ltd., as filed September 27, 1990, with the Texas Secretary of State. (Form 10-K for year ended December 31, 1990, Exhibit 3.2).

              10.1 Net Profits and Overriding Royalty Interest Agreement between Swift Energy Income Partners 1990-C, Ltd. and Swift Energy Managed Pension Assets Partnership 1990-C, Ltd. dated September 30, 1990. (Form 10-K for year ended December 31, 1990, Exhibit 10.1).

              99.1 A copy of the following section of the Amended Prospectus dated March 28, 1988, contained in Post-Effective Amendment No. 1 to Registration Statement No. 33-11773 on Form S-1 for Swift Energy Income Partners III, as filed on March 25, 1988, which have been incorporated herein by reference: "Proposed Activities" (pp 36 - 50) and "Conflicts of Interest" (pp. 70 - 78). (Form 10-K for year ended December 31, 1990, Exhibit 28.1).

       b(1)    REPORTS ON FORM 8-K

               No reports on Form 8-K have been filed during the quarter ended December 31, 1996.

                    SWIFT ENERGY INCOME PARTNERS 1990-C, LTD.


Supplemental Information to be Furnished with Reports Filed Pursuant to Section 15(d) of the Act by Registrants Which Have Not Registered Securities Pursuant to
Section 12 of the Act.

         No annual report to security holders covering the Partnership's 1996 fiscal year, or proxy statement, form of proxy or other proxy soliciting material has been sent to Limited Partners of the Partnership.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Swift Energy Income Partners 1990-C, Ltd.:

         We have audited the accompanying balance sheets of Swift Energy Income Partners 1990-C, Ltd., (a Texas limited partnership) as of December 31, 1996 and 1995, and the related statements of operations, partners' capital and cash flows for the years ended December 31, 1996, 1995 and 1994. These financial statements are the responsibility of the general partner's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Swift Energy Income Partners 1990-C, Ltd., as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years ended December 31, 1996, 1995 and 1994, in conformity with generally accepted accounting principles.






                                                  ARTHUR ANDERSEN LLP




Houston, Texas
February 10, 1997

                    SWIFT ENERGY INCOME PARTNERS 1990-C, LTD.
                                 BALANCE SHEETS
                           DECEMBER 31, 1996 AND 1995


                                                                                             1996                 1995
                                                                                       ---------------     ----------------
         ASSETS:

         Current Assets:
              Cash and cash equivalents                                                $        1,129       $        2,045
              Oil and gas sales receivable                                                    137,626              167,211
                                                                                       ---------------     ----------------
                   Total Current Assets                                                       138,755              169,256
                                                                                       ---------------     ----------------

         Gas Imbalance Receivable                                                              18,347               88,828
                                                                                       ---------------      ---------------

         Oil and Gas Properties, using full cost
              accounting                                                                    5,849,487            6,252,047
         Less-Accumulated depreciation, depletion
              and amortization                                                             (4,800,974)          (4,564,325)
                                                                                       ---------------     ----------------
                                                                                            1,048,513            1,687,722
                                                                                       ---------------     ----------------
                                                                                       $    1,205,615       $    1,945,806
                                                                                       ===============     ================


         LIABILITIES AND PARTNERS' CAPITAL:

         Current Liabilities:
              Accounts payable and accrued liabilities                                 $      282,699       $      889,040
              Current portion of note payable                                                      --               33,664
                                                                                       ---------------     ----------------
                   Total Current Liabilities                                                  282,699              922,704
                                                                                       ---------------     ----------------

         Deferred Revenues                                                                     23,268               15,039

         Partners' Capital                                                                    899,648            1,008,063
                                                                                       ---------------     ----------------
                                                                                       $    1,205,615       $    1,945,806
                                                                                       ===============     ================


                 See accompanying notes to financial statements.

                    SWIFT ENERGY INCOME PARTNERS 1990-C, LTD.
                            STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994



                                                                      1996              1995             1994
                                                                ---------------  ---------------   ---------------
REVENUES:
   Oil and gas sales                                            $       668,937   $      614,169   $       912,675
   Interest income                                                           94              187               183
   Other                                                                  3,093            3,541             3,310
                                                                ---------------  ---------------   ---------------
                                                                        672,124          617,897           916,168
                                                                ---------------  ---------------   ---------------

COSTS AND EXPENSES:
   Lease operating                                                      199,839          251,627           335,885
   Production taxes                                                      42,747           40,204            59,410
   Depreciation, depletion
     and amortization -
        Normal provision                                                236,648          236,382           396,718
        Additional provision                                                 --          417,905         1,142,899
   General and administrative                                           100,780           69,371           102,454
   Interest expense                                                      26,422           63,149            18,971
                                                                ---------------  ---------------   ---------------
                                                                        606,436        1,078,638         2,056,337
                                                                ---------------  ---------------   ---------------
INCOME (LOSS)                                                   $        65,688  $      (460,741)  $    (1,140,169)
                                                                ===============  ===============   ===============


                 See accompanying notes to financial statements.

                    SWIFT ENERGY INCOME PARTNERS 1990-C, LTD.
                         STATEMENTS OF PARTNERS' CAPITAL
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994



                                                  Limited          General          Combining
                                                  Partners         Partners         Adjustment            Total
                                              ---------------   ---------------  ---------------    ---------------
Balance,
    December 31, 1993                         $     2,483,354   $        79,911  $       357,812     $    2,921,077

Income (Loss)                                      (1,005,226)           34,986         (169,929)        (1,140,169)

Cash Distributions                                   (179,400)          (36,423)              --           (215,823)
                                              ---------------   ---------------  ---------------    ---------------
Balance,
    December 31, 1994                               1,298,728            78,474          187,883          1,565,085
                                              ---------------   ---------------  ---------------    ---------------

Income (Loss)                                        (417,253)           18,717          (62,205)          (460,741)

Cash Distributions                                    (72,700)          (23,581)              --            (96,281)
                                              ---------------   ---------------  ---------------    ---------------
Balance,
    December 31, 1995                                 808,775            73,610          125,678          1,008,063
                                              ---------------   ---------------  ---------------    ---------------

Income (Loss)                                          62,424            23,121          (19,857)            65,688

Cash Distributions                                   (140,000)          (34,103)              --           (174,103)
                                              ---------------   ---------------  ---------------    ---------------
Balance,
    December 31, 1996                         $       731,199   $        62,628  $       105,821     $      899,648
                                              ===============   ===============  ===============     ==============



Limited Partners' net income (loss)
    per unit

      1994                                    $        (17.65)
                                              ================
      1995                                    $         (7.33)
                                              ================
      1996                                    $          1.10
                                              ================


                 See accompanying notes to financial statements.

                    SWIFT ENERGY INCOME PARTNERS 1990-C, LTD.
                            STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994


                                                                                          1996             1995              1994
                                                                                 ---------------   ---------------  ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Income (Loss)                                                                $        65,688   $      (460,741) $    (1,140,169)
    Adjustments to reconcile income (loss) to
      net cash provided by operations:
      Depreciation, depletion and amortization                                           236,648           654,287        1,539,617
      Change in gas imbalance receivable
          and deferred revenues                                                           78,711             3,721            1,799
      Change in assets and liabilities:
        (Increase) decrease in oil and gas sales receivable                               29,585           (13,809)          26,082
        (Increase) decrease in other current assets                                           --                --           43,190
        Increase (decrease) in accounts payable
          and accrued liabilities                                                       (606,340)           98,590          (70,400)
                                                                                 ---------------   ---------------  ---------------
                  Net cash provided by (used in) operating activities                   (195,708)          282,048          400,119
                                                                                 ---------------   ---------------  ---------------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Additions to oil and gas properties                                                  (93,600)          (51,581)         (60,410)
    Proceeds from sales of oil and gas properties                                        496,160               863           11,247
                                                                                 ---------------   ---------------  ---------------
                  Net cash provided by (used in) investing activities                    402,560           (50,718)         (49,163)
                                                                                 ---------------   ---------------  ---------------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Cash distributions to partners                                                      (174,103)          (96,281)        (215,823)
    Payments on note payable                                                             (33,665)         (134,659)        (134,659)
                                                                                 ---------------   ---------------  ---------------
                  Net cash provided by (used in) financing activities                   (207,768)         (230,940)        (350,482)
                                                                                 ---------------   ---------------  ---------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                        (916)              390              474
                                                                                 ---------------   ---------------  ---------------
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                           2,045             1,655            1,181
                                                                                 ---------------   ---------------  ---------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                       $         1,129   $         2,045  $         1,655
                                                                                 ===============   ===============  ===============
  Supplemental disclosure of cash flow information:
    Cash paid during the period for interest                                     $        26,982   $        65,280  $        19,951
                                                                                 ===============   ===============  ===============


                 See accompanying notes to financial statements.

                    SWIFT ENERGY INCOME PARTNERS 1990-C, LTD.
                          NOTES TO FINANCIAL STATEMENTS


(1) Organization and Terms of Partnership Agreement -

         Swift Energy Income Partners 1990-C, Ltd., a Texas limited partnership (the Partnership), was formed on September 30, 1990, for the purpose of purchasing and operating producing oil and gas properties within the continental United States. Swift Energy Company ("Swift"), a Texas corporation, and VJM Corporation ("VJM"), a California corporation, serve as Managing General Partner and Special General Partner of the Partnership, respectively. The general partners are required to contribute up to 1/99th of limited partner net contributions. The 539 limited partners made total capital contributions of $5,695,200.

         Property acquisition costs and the management fee are borne 99 percent by the limited partners and one percent by the general partners. Organization and syndication costs were borne solely by the limited partners.

         Initially, all continuing costs (including development costs, operating costs, general and administrative reimbursements and direct expenses) and revenues are allocated 90 percent to the limited partners and ten percent to the general partners. If prior to partnership payout, as defined, however, the cash distribution rate for a certain period equals or exceeds 17.5 percent, then for the following calendar year, these continuing costs and revenues will be allocated 85 percent to the limited partners and 15 percent to the general partners. After partnership payout, continuing costs and revenues will be shared 85 percent by the limited partners, and 15 percent by the general partners, even if the cash distribution rate is less than 17.5 percent. Payout had not occurred as of December 31, 1996.

(2) Significant Accounting Policies -

Use of Estimates --

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from estimates.

Oil and Gas Properties --

         For financial reporting purposes, the Partnership follows the "full-cost" method of accounting for oil and gas property costs. Under this method of accounting, all productive and nonproductive costs incurred in the acquisition and development of oil and gas reserves are capitalized. Such costs include lease acquisitions, geological and geophysical services, drilling, completion, equipment and certain general and administrative costs directly associated with acquisition and development activities. General and administrative costs related to production and general overhead are expensed as incurred. No general and administrative costs were capitalized during the years ended December 31, 1996, 1995 and 1994.

         Future development, site restoration, dismantlement and abandonment costs, net of salvage values, are estimated on a property-by-property basis based on current economic conditions and are amortized to expense as the Partnership's capitalized oil and gas property costs are amortized.

         The unamortized cost of oil and gas properties is limited to the "ceiling limitation", (calculated separately for the Partnership, limited partners, and general partners). The "ceiling limitation" is calculated on a quarterly basis and represents the estimated future net revenues from proved properties using current prices, discounted at ten percent, and the lower of cost or fair value of unproved properties. Proceeds from the sale or disposition of oil and gas properties are treated as a reduction of oil and gas property costs with no gains or losses being recognized except in significant transactions.

                    SWIFT ENERGY INCOME PARTNERS 1990-C, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


         The Partnership computes the provision for depreciation, depletion and amortization of oil and gas properties on the units-of-production method. Under this method, the provision is calculated by multiplying the total unamortized cost of oil and gas properties, including future development, site restoration, dismantlement and abandonment costs, by an overall amortization rate that is determined by dividing the physical units of oil and gas produced during the period by the total estimated units of proved oil and gas reserves at the beginning of the period.

         The calculation of the "ceiling limitation" and the provision for depreciation, depletion, and amortization is based on estimates of proved reserves. There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates of production, timing and plan of development. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing and production subsequent to the date of the estimate may justify revision of such estimate. Accordingly, reserve estimates are often different from the quantities of oil and gas that are ultimately recovered.

Statements of Cash Flows --

         Highly liquid debt instruments with an initial maturity of three months or less are considered to be cash equivalents.

(3) Oil and Gas Capitalized Costs -

         The following table sets forth capital expenditures related to the Partnership's oil and gas operations:

                                           Year Ended December 31,
                                  ---------------------------------------
                                    1996            1995            1994
                                  --------        --------       --------
Acquisition of
  proved properties               $     --        $     --       $     --

Development                         93,600          51,581         60,410
                                  --------        --------       --------
                                  $ 93,600        $ 51,581       $ 60,410
                                  --------        --------       --------


         All oil and gas property acquisitions are made by Swift on behalf of the Partnership. The costs of the properties include the purchase price plus any costs incurred by Swift in the evaluation and acquisition of properties.

         During 1995 and 1994, the Partnership's unamortized oil and gas property costs exceeded the quarterly calculations of the "ceiling limitation" resulting in an additional provision for depreciation, depletion and amortization of $417,905 and $1,142,899, respectively. In computing the Partnership's third quarter 1994 "ceiling limitation", the Partnership utilized the product prices in effect at the date of the filing of the Partnership's report on Form 10-Q. Utilizing these subsequent prices, the write down recorded by the Partnership was $659,872 less than the amount that would have been recorded using product prices in effect at September 30, 1994. No such write downs were required in 1996.

         In addition, the limited partners' share of unamortized oil and gas property costs exceeded their "ceiling limitation" in 1995 and 1994, resulting in a valuation allowance of $370,152 and $1,000,733, respectively. This amount is included in the income (loss) attributable to the limited partners shown in the statement of partners' capital together with a "combining adjustment" for the difference between the limited partners' valuation allowance and the Partnership's valuation allowance. The "combining adjustment" changes quarterly as the Partnership's total depreciation, depletion and amortization provision is more or less than the combined depreciation, depletion and amortization provision attributable to general and limited partners.

                    SWIFT ENERGY INCOME PARTNERS 1990-C, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


(4) Related-Party Transactions -

         An  affiliate  of the  Special  General  Partner,  as  Dealer  Manager,
received   $141,508  for  managing  and   overseeing  the  offering  of  limited
partnership units.

         A one-time management fee of $142,380 was paid to Swift in 1990 for services performed for the Partnership. During 1996, 1995 and 1994, the Partnership paid Swift $78,034, $46,966 and $75,884, respectively, as a general and administrative overhead allowance.

         Effective September 30, 1990, the Partnership entered into a Net Profits and Overriding Royalty Interest Agreement ("NP/OR Agreement") with Swift Energy Managed Pension Assets Partnership 1990-C, Ltd. (Pension Partnership), managed by Swift for the purpose of acquiring working interests in producing oil and gas properties. Under the terms of the NP/OR Agreement, the Partnership has conveyed to the Pension Partnership a nonoperating interest in the aggregate net profits (i.e., oil and gas sales net of related operating costs) of the properties acquired equal to its proportionate share of the property acquisition costs.

(5) Note Payable to a Bank -

      Note payable to a bank at December 31, 1996 and 1995 follows:

                                                              1996       1995
                                                            --------   --------
     Date of current note:   December 29, 1992

      Note payable at 1.25%  above the bank's  base rate (9.75% at December  31,
       1995),  principal payable in quarterly  installments of $33,665, with the balance due at maturity (February 1, 1996),
       collateralized by partnership assets                $      --  $  33,664

  Less:   Current portion                                         --    (33,664)
                                                            --------   --------

  Long-term portion                                        $      --  $      --
                                                            --------   --------


         Note was paid in full at maturity. As provided by the Partnership Agreement, the note payable was obtained to fund development wells. As of December 31, 1996, the Partnership had no outstanding note payable to a Bank.

(6) Federal Income Taxes -

         The Partnership is not a tax-paying entity. No provision is made in the accounts of the Partnership for federal or state income taxes, since such taxes are liabilities of the individual partners, and the amounts thereof depend upon their respective tax situations.

         The tax returns and the amount of distributable Partnership income are subject to examination by the federal and state taxing authorities. If the Partnership's ordinary income for federal income tax purposes is ultimately changed by the taxing authorities, the tax liability of the limited partners could be changed accordingly. Ordinary income reported on the Partnership's federal return of income for the years ended December 31, 1996, 1995 and 1994 was $429,938, $202,609 and $363,644, respectively. The difference between ordinary income for federal income tax purposes reported by the Partnership and net income or loss reported herein primarily results from the exclusion of depletion (as described below) from ordinary income reported in the Partnership's federal return of income.

                    SWIFT ENERGY INCOME PARTNERS 1990-C, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


         For federal income tax purposes, depletion with respect to production of oil and gas is computed separately by the partners and not by the Partnership. Since the amount of depletion on the production of oil and gas is not computed at the Partnership level, depletion is not included in the Partnership's income for federal income tax purposes but is charged directly to the partners' capital accounts to the extent of the cost of the leasehold interests, and thus is treated as a separate item on the partners' Schedule K-1. Depletion for federal income tax purposes may vary from that computed for financial reporting purposes in cases where a ceiling adjustment is recorded, as such amount is not recognized for tax purposes.

(7) Gas Imbalances -

         The gas imbalance receivable and deferred revenues represent imbalances assumed as part of property acquisitions. The imbalances are accounted for on the entitlements method, whereby the Partnership records its share of revenue, based on its entitled amount. Any amounts over or under the entitled amount are recorded as an increase or decrease to the gas imbalance receivable or deferred revenues as applicable.

(8) Vulnerability Due to Certain Concentrations -

         The Partnership's revenues are primarily the result of sales of its oil and natural gas production. Market prices of oil and natural gas may fluctuate and adversely affect operating results.

         The Partnership extends credit to various companies in the oil and gas industry which results in a concentration of credit risk. This concentration of credit risk may be affected by changes in economic or other conditions and may accordingly impact the Partnership's overall credit risk. However, the Managing General Partner believes that the risk is mitigated by the size, reputation, and nature of the companies to which the Partnership extends credit. In addition, the Partnership generally does not require collateral or other security to support customer receivables.

(9) Fair Value of Financial Instruments -

         The Partnership's financial instruments consist of cash and cash equivalents and short-term receivables and payables. The carrying amounts approximate fair value due to the highly liquid nature of the short-term instruments.

                    SWIFT ENERGY INCOME PARTNERS 1990-C, LTD

                                   SIGNATURES



Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                             SWIFT ENERGY INCOME
                                             PARTNERS 1990-C, LTD.
                                             (Registrant)

                                    By:      SWIFT ENERGY COMPANY
                                             General Partner

Date:      March 17, 1997           By:      s/b A. Earl Swift
           --------------                    ----------------------------------
                                             A. Earl Swift
                                             President

Date:      March 17, 1997           By:      s/b John R. Alden
           --------------                    ----------------------------------
                                             John R. Alden
                                             Principal Financial Officer

Date:      March 17, 1997           By:      s/b Alton D. Heckaman, Jr.
           --------------                    ----------------------------------
                                             Alton D. Heckaman, Jr.
                                             Principal Accounting Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

                                             SWIFT ENERGY INCOME
                                             PARTNERS 1990-C, LTD.
                                             (Registrant)

                                    By:      SWIFT ENERGY COMPANY
                                             General Partner

Date:      March 17, 1997           By:      s/b A. Earl Swift
           --------------                    ----------------------------------
                                             A. Earl Swift
                                             Director and Principal
                                             Executive Officer

Date:      March 17, 1997           By:      s/b Virgil N. Swift
           --------------                    ----------------------------------
                                             Virgil N. Swift
                                             Director and Executive
                                             Vice President - Business
                                             Development

                    SWIFT ENERGY INCOME PARTNERS 1990-C, LTD



Date:      March 17, 1997           By:      s/b G. Robert Evans
           --------------                    ----------------------------------
                                             G. Robert Evans
                                             Director

Date:      March 17, 1997           By:      s/b Raymond O. Loen
           --------------                    ----------------------------------
                                             Raymond O. Loen
                                             Director

Date:      March 17, 1997           By:      s/b Henry C. Montgomery
           --------------                    ----------------------------------
                                             Henry C. Montgomery
                                             Director

Date:      March 17, 1997           By:      s/b Clyde W. Smith, Jr.
           --------------                    ----------------------------------
                                             Clyde W. Smith, Jr.
                                             Director

Date:      March 17, 1997           By:      s/b Harold J. Withrow
           --------------                    ----------------------------------
                                             Harold J. Withrow
                                             Director

                                    FORM 10-Q



                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


            [ X ] QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                  For the quarterly period ended March 31, 1997

                                       OR

            [ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

  For the transition period from ____________________ to _______________________

                       Commission File number 33-11773-14


                    SWIFT ENERGY INCOME PARTNERS 1990-C, LTD.

             (Exact name of registrant as specified in its charter)

                  Texas                                    76-0318471
(State or other jurisdiction of organization)  (I.R.S. Employer Identification No.)

                        16825 Northchase Drive, Suite 400
                              Houston, Texas 77060
                    (Address of principal executive offices)
                                   (Zip Code)

                                  (281)874-2700
              (Registrant's telephone number, including area code)

                                      None
              (Former name, former address and former fiscal year,
                          if changed since last report)


Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

Yes  X      No
   ----       ----

                    SWIFT ENERGY INCOME PARTNERS 1990-C, LTD.

                                      INDEX



PART I.    FINANCIAL INFORMATION                                      PAGE
      ITEM 1.    Financial Statements





            Balance Sheets

                - March 31, 1997 and December 31, 1996                  3

            Statements of Operations

                - Three month periods ended March 31, 1997 and 1996     4

            Statements of Cash Flows

                - Three month periods ended March 31, 1997 and 1996     5

            Notes to Financial Statements                               6

      ITEM 2.    Management's Discussion and Analysis of Financial
                     Condition and Results of Operations                9

PART II.    OTHER INFORMATION                                          10


SIGNATURES                                                             11

                    SWIFT ENERGY INCOME PARTNERS 1990-C, LTD.
                                 BALANCE SHEETS



                                                                                          March 31,           December 31,
                                                                                            1997                 1996
                                                                                       --------------        -------------
                                                                                         (Unaudited)
         ASSETS:

         Current Assets:
              Cash and cash equivalents                                                $        1,134       $        1,129
              Oil and gas sales receivable                                                    147,630              137,626
                                                                                       --------------       --------------
                   Total Current Assets                                                       148,764              138,755
                                                                                       --------------       --------------

         Gas Imbalance Receivable                                                              18,347               18,347
                                                                                       --------------        -------------

         Oil and Gas Properties, using full cost
              accounting                                                                    5,847,040            5,849,487
         Less-Accumulated depreciation, depletion
              and amortization                                                             (4,842,726)          (4,800,974)
                                                                                       --------------       --------------
                                                                                            1,004,314            1,048,513
                                                                                       --------------       --------------
                                                                                       $    1,171,425       $    1,205,615
                                                                                       ==============       ==============


         LIABILITIES AND PARTNERS' CAPITAL:

         Current Liabilities:
              Accounts payable and accrued liabilities                                 $      202,214       $      282,699
                                                                                       --------------       --------------

         Deferred Revenues                                                                     23,192               23,268

         Partners' Capital                                                                    946,019              899,648
                                                                                       --------------       --------------
                                                                                       $    1,171,425       $    1,205,615
                                                                                       ==============       ==============


                 See accompanying notes to financial statements.

                    SWIFT ENERGY INCOME PARTNERS 1990-C, LTD.
                            STATEMENTS OF OPERATIONS
                                   (Unaudited)





                                                                                         Three Months Ended
                                                                                              March 31,
                                                                                 ---------------------------------
                                                                                       1997               1996
                                                                                 ---------------   ---------------
         REVENUES:
             Oil and gas sales                                                   $       157,392   $       138,682
             Interest income                                                                   5                10
             Other                                                                           521               584
                                                                                 ---------------   ---------------
                                                                                         157,918           139,276
                                                                                 ---------------   ---------------
         COSTS AND EXPENSES:
             Lease operating                                                              34,250            59,071
             Production taxes                                                              9,762             7,781
             Depreciation, depletion
               and amortization                                                           41,752            51,407
             General and administrative                                                   18,443            16,117
             Interest expense                                                              1,899            15,253
                                                                                 ---------------   ---------------
                                                                                         106,106           149,629
                                                                                 ---------------   ---------------
         NET INCOME (LOSS)                                                       $        51,812   $       (10,353)
                                                                                 ===============   ===============


         Limited Partners' net income (loss)
             per unit

         March 31, 1997                       $           .91
                                              ===============
         March 31, 1996                       $          (.18)
                                              ===============


                 See accompanying note to financial statements.

                    SWIFT ENERGY INCOME PARTNERS 1990-C, LTD.
                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                                                           Three Months Ended
                                                                                                 March 31,
                                                                                ----------------------------------------
                                                                                        1997                    1996
                                                                                ----------------        ----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Income (loss)                                                               $         51,812        $       (10,353)
    Adjustments to reconcile income (loss) to
      net cash provided by operations:
      Depreciation, depletion and amortization                                            41,752                 51,407
      Change in gas imbalance receivable
          and deferred revenues                                                              (76)                 1,719
      Change in assets and liabilities:
        (Increase) decrease in oil and gas sales receivable                              (10,004)                36,310
        Increase (decrease) in accounts payable
          and accrued liabilities                                                        (80,485)               (27,332)
                                                                                ----------------         --------------
               Net cash provided by (used in) operating activities                         2,999                 51,751
                                                                                ----------------         --------------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Additions to oil and gas properties                                                       --                (12,097)
    Proceeds from sales of oil and gas properties                                          2,447                     --
                                                                                ----------------         --------------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Cash distributions to partners                                                        (5,441)                (6,989)
    Payments on note payable                                                                  --                (33,665)
                                                                                ----------------         --------------
               Net cash provided by (used in) financing activities                        (5,441)               (40,654)
                                                                                ----------------         --------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                           5                 (1,000)
                                                                                ----------------         --------------
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                           1,129                  2,045
                                                                                ----------------         --------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                      $          1,134        $         1,045
                                                                                ================        ===============
Supplemental disclosure of cash flow information:
   Cash paid during the period for interest                                     $          1,899        $        15,813
                                                                                ===============         ===============


                 See accompanying notes to financial statements.

                    SWIFT ENERGY INCOME PARTNERS 1990-C, LTD.
                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)


(1)  General Information -

                  The financial statements included herein have been prepared by the Partnership and are unaudited except for the balance sheet at December 31, 1996 which has been taken from the audited financial statements at that date. The financial statements reflect adjustments, all of which were of a normal recurring nature, which are in the opinion of the managing general partner necessary for a fair presentation. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). The Partnership believes adequate disclosure is provided by the information presented. The financial statements should be read in conjunction with the audited financial statements and the notes included in the latest Form 10-K.

(2)  Organization and Terms of Partnership Agreement -

                  Swift Energy Income Partners 1990-C, Ltd., a Texas limited partnership ("the Partnership"), was formed on September 30, 1990, for the purpose of purchasing and operating producing oil and gas properties within the continental United States. Swift Energy Company ("Swift"), a Texas corporation, and VJM Corporation ("VJM"), a California corporation, serve as Managing General Partner and Special General Partner of the Partnership, respectively. The general partners are required to contribute up to 1/99th of limited partner net contributions. The 539 limited partners made total capital contributions of $5,695,200.

                  Property acquisition costs and the management fee are borne 99 percent by the limited partners and one percent by the general partners. Organization and syndication costs were borne solely by the limited partners.

                  Generally, all continuing costs (including development costs, operating costs, general and administrative reimbursements and direct expenses) and revenues are allocated 90 percent to the limited partners and ten percent to the general partners. If prior to partnership payout, however, the cash distribution rate for a certain period equals or exceeds 17.5 percent, then for the following calendar year, these continuing costs and revenues will be allocated 85 percent to the limited partners and 15 percent to the general partners. After partnership payout, continuing costs and revenues will be shared 85 percent by the limited partners, and 15 percent by the general partners, even if the cash distribution rate is less than 17.5 percent.

(3)  Significant Accounting Policies -

       Use of Estimates -

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
        Actual results could differ from estimates.

                    SWIFT ENERGY INCOME PARTNERS 1990-C, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                   (UNAUDITED)


     Oil and Gas Properties --

                  For financial reporting purposes the Partnership follows the "full-cost" method of accounting for oil and gas property costs. Under this method of accounting, all productive and nonproductive costs incurred in the acquisition and development of oil and gas reserves are capitalized. Such costs include lease acquisitions, geological and geophysical services, drilling, completion, equipment and certain general and administrative costs directly associated with acquisition and development activities. General and administrative costs related to production and general overhead are expensed as incurred. No general and administrative costs were capitalized during the three months ended March 31, 1997 and 1996.

                  Future development, site restoration, dismantlement and abandonment costs, net of salvage values, are estimated on a property-by-property basis based on current economic conditions and are amortized to expense as the Partnership's capitalized oil and gas property costs are amortized.

                  The unamortized cost of oil and gas properties is limited to the "ceiling limitation" (calculated separately for the Partnership, limited partners and general partners). The "ceiling limitation" is calculated on a quarterly basis and represents the estimated future net revenues from proved properties using current prices, discounted at ten percent, and the lower of cost or fair value of unproved properties.
        Proceeds from the sale or disposition of oil and gas properties are treated as a reduction of oil and gas property costs with no gains or losses being recognized except in significant transactions.

                  The Partnership computes the provision for depreciation, depletion and amortization of oil and gas properties on the units-of-production method. Under this method, the provision is calculated by multiplying the total unamortized cost of oil and gas properties, including future development, site restoration, dismantlement and abandonment costs, by an overall amortization rate that is determined by dividing the physical units of oil and gas produced during the period by the total estimated units of proved oil and gas reserves at the beginning of the period.

                  The calculation of the "ceiling limitation" and the provision for depreciation, depletion and amortization is based on estimates of proved reserves. There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates of production, timing and plan of development. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing and production subsequent to the date of the estimate may justify revision of such estimate. Accordingly, reserve estimates are often different from the quantities of oil and gas that are ultimately recovered.

(4)  Related-Party Transactions -

                  An affiliate of the Special General Partner, as Dealer Manager, received $141,508 for managing and overseeing the offering of the limited partnership units. A one-time management fee of $142,380 was paid to Swift for services performed for the Partnership.

                  Effective September 30, 1990, the Partnership entered into a Net Profits and Overriding Royalty Interest Agreement ("NP/OR Agreement") with Swift Energy Managed Pension Assets Partnership 1990-C, Ltd. (Pension Partnership), managed by Swift for the purpose of acquiring working interests in producing oil and gas properties. Under terms of the NP/OR Agreement, the Partnership has conveyed to the Pension Partnership a nonoperating interest in the aggregate net profits (i.e., oil and gas sales net of related operating costs) of the properties acquired equal to its proportionate share of the property acquisition costs.

                    SWIFT ENERGY INCOME PARTNERS 1990-C, LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                   (UNAUDITED)


(5)  Gas Imbalances -

                  The gas imbalance receivable and deferred revenues are accounted for on the entitlements method, whereby the Partnership records its share of revenue, based on its entitled amount. Any amounts over or under the entitled amount are recorded as an increase or decrease to the gas imbalance receivable or deferred revenues as applicable.

(6)  Vulnerability Due to Certain Concentrations -

                  The Partnership's revenues are primarily the result of sales of its oil and natural gas production. Market prices of oil and natural gas may fluctuate and adversely affect operating results.

                  The Partnership extends credit to various companies in the oil and gas industry which results in a concentration of credit risk. This concentration of credit risk may be affected by changes in economic or other conditions and may accordingly impact the Partnership's overall credit risk. However, the Managing General Partner believes that the risk is mitigated by the size, reputation, and nature of the companies to which the Partnership extends credit. In addition, the Partnership generally does not require collateral or other security to support customer receivables.

(7)  Fair Value of Financial Instruments -

                  The Partnership's financial instruments consist of cash and cash equivalents and short-term receivables and payables. The carrying amounts approximate fair value due to the highly liquid nature of the short-term instruments.

                    SWIFT ENERGY INCOME PARTNERS 1990-C, LTD.
                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS



General

      The Partnership was formed for the purpose of investing in producing oil and gas properties located within the continental United States. In order to accomplish this, the Partnership goes through two distinct yet overlapping phases with respect to its liquidity and result of operations. When the Partnership is formed, it commences its "acquisition" phase, with all funds placed in short-term investments until required for such property acquisitions. The interest earned on these pre-acquisition investments becomes the primary cash flow source for initial partner distributions. As the Partnership acquires producing properties, net cash from operations becomes available for distribution, along with the investment income. After partnership funds have been expended on producing oil and gas properties, the Partnership enters its "operations" phase. During this phase, oil and gas sales generate substantially all revenues, and distributions to partners reflect those revenues less all associated partnership expenses. The Partnership may also derive proceeds from the sale of acquired oil and gas properties, when the sale of such properties is economically appropriate or preferable to continued operation.

Liquidity and Capital Resources

      The Partnership has completed acquisition of producing oil and gas properties, expending all of the limited partners' net commitments available for property acquisitions.

      The Partnership does not allow for additional assessments from the partners to fund capital requirements. However, funds are available from partnership revenues, borrowings or proceeds from the sale of partnership property. The Managing General Partner believes that the funds currently available to the Partnership will be adequate to meet any anticipated capital requirements.

Results of Operations

     Oil and gas sales increased $18,710 or 13 percent in the first quarter of 1997 when compared to the same period in 1996, primarily due to increased gas and oil prices. An increase in gas prices of 55 percent or $1.03/MCF and in oil prices of 22 percent or $3.80/BBL had a significant impact on partnership performance. Current quarter oil production declined 63 percent and gas production declined 4 percent when compared to first quarter 1996 production volumes, partially offsetting the effect of increased gas and oil prices.

      Associated depreciation expense decreased 19 percent or $9,655.

      During 1997, partnership revenues and costs will be shared between the limited partners and general partners in a 90:10 ratio.

                    SWIFT ENERGY INCOME PARTNERS 1990-C, LTD.
                           PART II - OTHER INFORMATION




ITEM 5.    OTHER INFORMATION


                                     -NONE-

                                   SIGNATURES



Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                             SWIFT ENERGY INCOME
                                             PARTNERS 1990-C, LTD.
                                             (Registrant)

                                  By:        SWIFT ENERGY COMPANY
                                             Managing General Partner


Date:     May 5, 1997             By:        /s/ John R. Alden
          -----------                        ----------------------------------
                                             John R. Alden
                                             Senior Vice President, Secretary
                                             and Principal Financial Officer

Date:     May 5, 1997             By:        /s/ Alton D. Heckaman, Jr.
          -----------                        ----------------------------------
                                             Alton D. Heckaman, Jr.
                                             Vice President, Controller
                                             and Principal Accounting Officer

                                  May 20, 1997




Swift Energy Company
16825 Northchase Drive, Suite 400
Houston, Texas 77060

                                        SWIFT ENERGY INCOME PARTNERS 1990-C LTD.
                                        97-003-131

Gentlemen:

At your request, we have made an audit of the reserves and future net cash flow as of December 31, 1996, prepared by Swift Energy Company ("Swift") for certain interests owned by the limited partners in Swift Energy Income Partners 1990-C Ltd. This audit has been conducted according to the standards pertaining to the estimating and auditing of oil and gas reserve information approved by the Board of Directors of the Society of Petroleum Engineers on October 30, 1979. We have reviewed these properties and where we disagreed with the Swift reserve estimates, Swift revised its estimates to be in agreement. The estimated net reserves, future net cash flow and discounted future net cash flow are summarized by reserve category as follows:


                                            Estimated                                   Estimated
                                          Net Reserves                             Future Net Cash Flow
                                  -------------------------------            ------------------------------
                                    Oil &                                                          Discounted
                                 Condensate                Gas                                       at 10%
                                  (Barrels)               (Mcf)              Nondiscounted          Per Year
                                -------------         -------------         --------------        ------------

Proved Developed                    13,219               1,063,524         $     1,544,161       $    1,072,237

Proved Undeveloped                   2,518                 217,830         $       410,473       $      174,550
                                -------------        --------------         --------------         -------------
TOTAL PROVED                        15,737               1,281,354         $     1,954,634       $    1,246,787

G & A                                                                      $      (105,540)      $      (59,035)
                                -------------        --------------         --------------         ------------

TOTAL                               15,737               1,281,354         $     1,849,094       $    1,187,752

The Swift Energy Company        - 2 -                              May 20, 1997

The discounted future net cash flow is not represented to be the fair market value of these reserves and the estimated reserves included in this report have not been adjusted for risk.

The estimated future net cash flow shown is that cash flow which will be realized from the sale of the estimated net reserves after deduction of royalties, ad valorem and production taxes, direct operating costs and required capital expenditures, when applicable. Surface and well equipment salvage values and well plugging and field abandonment costs have not been considered in the cash flow projections. Future net cash flow as stated in this report is before the deduction of federal income tax.

In the economic projections, prices, operating costs and development costs remain constant for the projected life of each lease. For these projections, the oil and gas prices were assumed to be $21.00 per barrel and $2.25 per MMBTU respectively.

The reserves included in this study are estimates only and should not be construed as exact quantities. Future conditions may affect recovery of estimated reserves and cash flow, and all categories of reserves may be subject to revision as more performance data become available. The proved reserves in this report conform to the applicable definitions promulgated by the Society of Petroleum Engineers and the Society of Petroleum Evaluation Engineers. Attachment I, following this letter, sets forth all reserve definitions incorporated in this study.

Extent and character of ownership, oil and gas prices, production data, direct operating costs, capital expenditure estimates and other data provided by Swift have been accepted as represented. The production data available to us were through the month of October, 1996, except in those instances in which data were available through December. Interim production to December 31, 1996, has been estimated. No independent well tests, property inspections or audits of operating expenses were conducted by our staff in conjunction with this study. We did not verify or determine the extent, character, obligations, status or liabilities, if any, arising from any current or possible future environmental liabilities that might be applicable.

In order to audit the reserves, costs and future cash flows shown in this report, we have relied in part on geological, engineering and economic data furnished by our client. Although we have made a best efforts attempt to acquire all pertinent data and to analyze it carefully with methods accepted by the petroleum industry, there is no guarantee that the volumes of oil or gas or the cash flows projected will be realized.

Production rates may be subject to regulation and contract provisions and may fluctuate according to market demand or other factors beyond the control of the operator. The reserve and cash flow projections presented in this report may require revision as additional data become available.

Swift Energy Company           -3 -                                May 20, 1997


We are unrelated to Swift and we have no interest in the properties included in the information reviewed by us. In particular:

         1. We do not own a financial interest in Swift or its oil and gas properties.

         2.     Our fee is not contingent on the outcome of our work or report.

         3. We have not performed other services for or have any other relationship with Swift that would affect our independence.

If investments or business decisions are to be made in reliance on these estimates by anyone other than our client, such person with the approval of our client is invited to visit our offices at his expense so that he can evaluate the assumptions made and the completeness and extent of the data available on which our estimates are based.

Any distribution or publication of this report or any part thereof must include this letter in its entirety.

                                                  Yours very truly,

                                                  H.J. GRUY AND ASSOCIATES, INC.


                                                  James H. Hartsock, PhD., P.E.
                                                  -----------------------------
                                                  James H. Hartsock, PhD., P.E.
                                                  Executive Vice President

JHH:gdm

Attachment
C:\SWIFT\1990C131.97